Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF GEORGIA

NEWNAN DIVISION

In re:	)	Chapter 11
)
DAN RIVER INC., et al.,	)	Case Nos. 04-10990 through 04-10993
	)	Jointly Administered
)
Debtors.	)	Judge Drake
)

THIRD AMENDED AND RESTATED JOINT PLAN OF REORGANIZATION

FOR

DAN RIVER INC., THE BIBB COMPANY LLC,

DAN RIVER INTERNATIONAL LTD.

AND

DAN RIVER FACTORY STORES, INC.

Dated the 29th day of November, 2004

Filed by:

Dan River Inc., The Bibb Company LLC, Dan River International Ltd. and Dan River

Factory Stores, Inc., Debtors and Debtors In Possession

Attorneys for the Debtors and Debtors In Possession:

James A. Pardo, Jr.

Sarah R. Borders

King & Spalding LLP

191 Peachtree Street

Atlanta, Georgia 30303

(404) 572-4600

TABLE OF CONTENTS

ARTICLE I	DEFINITIONS AND GENERAL PROVISIONS	1

1.1	DEFINITIONS	1

1.2	TIME	13

ARTICLE II	CLASSIFICATION OF CLAIMS AND INTERESTS; IMPAIRMENT	13

2.1	SUMMARY	13

2.2	DEEMED ACCEPTANCE OF PLAN	14

2.3	DEEMED REJECTION OF PLAN	14

2.4	CONFIRMATION PURSUANT TO SECTION 1129(B) OF THE BANKRUPTCY CODE	14

2.5	PREPETITION LENDER CLAIMS	15

ARTICLE III	TREATMENT OF CLAIMS AND INTERESTS	15

3.1	CLASS 1 — OTHER SECURED CLAIMS	15

3.2	CLASS 2 — PRIORITY CLAIMS	15

3.3	CLASS 3 — AMERICAN NATIONAL BANK CLAIM	16

3.4	CLASS 4 — PREPETITION NOTES CLAIMS	17

3.5	CLASS 5 — SUBSTANTIAL UNSECURED CLAIMS	17

3.6	CLASS 6 — GENERAL UNSECURED CLAIMS	19

3.7	CLASS 7 — UNSECURED CONVENIENCE CLAIMS	20

3.8	CLASS 8 — INTERCOMPANY CLAIMS	20

3.9	CLASS 9 — WORKERS’ COMPENSATION CLAIMS	21

3.10	CLASS 10 — SUBORDINATED CLAIMS	21

3.11	CLASS 11 — INTERESTS	21

3.12	SPECIAL PROVISION GOVERNING UNIMPAIRED CLAIMS	22

ARTICLE IV	TREATMENT OF UNCLASSIFIED CLAIMS	22

4.1	SUMMARY	22

4.2	ADMINISTRATIVE EXPENSE CLAIMS	22

4.3	PRIORITY TAX CLAIMS	23

4.4	DIP LENDER CLAIMS	23

ARTICLE V	TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES	23

5.1	ASSUMPTION AND REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES	23

5.2	CLAIMS BASED ON REJECTION OF EXECUTORY CONTRACTS OR UNEXPIRED LEASES	24

5.3	CURE OF DEFAULTS FOR EXECUTORY CONTRACTS AND UNEXPIRED LEASES	25

5.4	INDEMNIFICATION OBLIGATIONS	25

5.5	EMPLOYMENT AGREEMENTS AND OTHER BENEFITS	26

ARTICLE VI	MEANS FOR IMPLEMENTATION OF PLAN	28

6.1	CONTINUED CORPORATE EXISTENCE	28

6.2	POOLING OF CLAIMS	28

6.3	EXIT FINANCING	28

6.4	SOURCES OF CASH FOR DISTRIBUTION	28

6.5	REINSTATEMENT OF INTERESTS OF DAN RIVER AFFILIATES	28

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6.6	CANCELLATION OF EXISTING SECURITIES OF DAN RIVER AND AGREEMENTS	29

6.7	CORPORATE AND LIMITED LIABILITY COMPANY ACTION	29

6.8	PRESERVATION OF CAUSES OF ACTION	29

6.9	EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS	30

6.10	EXEMPTION FROM CERTAIN TRANSFER TAXES AND RECORDING FEES	30

6.11	FURTHER AUTHORIZATION	30

6.12	CASH PAYMENT FUND	30

ARTICLE VII	PROVISIONS REGARDING CORPORATE GOVERNANCE OF REORGANIZED DEBTORS	31

7.1	AMENDED CERTIFICATE OF INCORPORATION AND AMENDED BY-LAWS	31

7.2	DIRECTORS AND OFFICERS OF REORGANIZED DEBTORS	32

7.3	ISSUANCE OF NEW COMMON STOCK AND OTHER EQUITY INTERESTS	32

7.4	REGISTRATION RIGHTS AGREEMENT	33

7.5	LISTING OF NEW COMMON STOCK	33

7.6	LONG-TERM INCENTIVE PLAN	33

ARTICLE VIII	DISTRIBUTIONS	34

8.1	DISBURSING AGENT	34

8.2	DISTRIBUTIONS OF CASH	34

8.3	NO INTEREST ON CLAIMS OR INTERESTS	34

8.4	DELIVERY OF DISTRIBUTIONS	34

8.5	DISTRIBUTIONS TO HOLDERS AS OF THE RECORD DATE	34

8.6	DE MINIMIS DISTRIBUTIONS	35

8.7	FRACTIONAL SECURITIES; FRACTIONAL DOLLARS	35

8.8	WITHHOLDING TAXES	35

ARTICLE IX	PROCEDURES FOR TREATING AND RESOLVING DISPUTED CLAIMS	35

9.1	OBJECTIONS TO CLAIMS	35

9.2	NO DISTRIBUTIONS PENDING ALLOWANCE	35

9.3	ESTIMATION OF CLAIMS	35

9.4	RESOLUTION OF CLAIMS OBJECTIONS	36

9.5	DISTRIBUTIONS AFTER ALLOWANCE	36

9.6	DISTRIBUTIONS ON INSURED CLAIMS	36

ARTICLE X	EFFECT OF PLAN ON CLAIMS AND INTERESTS	37

10.1	REVESTING OF ASSETS	37

10.2	DISCHARGE OF THE DEBTORS	37

10.3	RELEASE BY DEBTORS OF CERTAIN PARTIES	37

10.4	RELEASE BY HOLDERS OF CLAIMS AND INTERESTS	38

10.5	SETOFFS	39

10.6	EXCULPATION AND LIMITATION OF LIABILITY	39

10.7	INJUNCTION	39

10.8	EFFECT OF CONFIRMATION	39

ARTICLE XI	CONDITIONS PRECEDENT	40

11.1	CONDITIONS TO CONFIRMATION	40

11.2	CONDITIONS TO THE EFFECTIVE DATE	40

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11.3	WAIVER OF CONDITIONS TO CONFIRMATION OR CONSUMMATION	41

11.4	NON-WAIVABLE CONDITION TO THE EFFECTIVE DATE	41

ARTICLE XII	RETENTION AND SCOPE OF JURISDICTION OF THE BANKRUPTCY COURT	41

12.1	RETENTION OF JURISDICTION	41

12.2	ALTERNATIVE JURISDICTION	42

12.3	FINAL DECREE	42

ARTICLE XIII	MISCELLANEOUS PROVISIONS	42

13.1	MODIFICATION OF THE PLAN	42

13.2	PLAN SUPPLEMENT	43

13.3	ALLOCATION OF PLAN DISTRIBUTIONS BETWEEN PRINCIPAL AND INTEREST	43

13.4	CREDITORS’ COMMITTEE	43

13.5	APPLICABLE LAW	43

13.6	PREPARATION OF ESTATES’ RETURNS AND RESOLUTION OF TAX CLAIMS	43

13.7	HEADINGS	44

13.8	REVOCATION OF PLAN	44

13.9	CONFIRMATION OF PLANS FOR SEPARATE DEBTORS	44

13.10	NO ADMISSIONS; OBJECTION TO CLAIMS	44

13.11	NO BAR TO SUITS	44

13.12	EXHIBITS/SCHEDULES	44

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IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF GEORGIA

NEWNAN DIVISION

In re:	)	Chapter 11
)
DAN RIVER INC., et al.,	)	Case Nos. 04-10990 through 04-10993
	)	Jointly Administered
)
Debtors.	)	Judge Drake
)

THIRD AMENDED AND RESTATED JOINT PLAN OF REORGANIZATION

FOR DAN RIVER INC., THE BIBB COMPANY LLC, DAN RIVER

INTERNATIONAL LTD. AND DAN RIVER FACTORY STORES, INC.

INTRODUCTION

COME NOW Dan River Inc., The Bibb Company LLC, Dan River International Ltd., and Dan River Factory Stores, Inc., debtors and debtors in possession in the above-captioned cases, and propose this Third Amended and Restated Joint Plan of Reorganization for the resolution of the outstanding Claims against and Interests in the Debtors. The Debtors are the proponents of this Plan within the meaning of section 1129 of the Bankruptcy Code.

ARTICLE I

DEFINITIONS AND GENERAL PROVISIONS

For the purposes of this Plan, except as otherwise expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article 1.1 of this Plan. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules.

1.1 Definitions. The following terms shall have the following meanings when used in this Plan:

(a) “Accelerated Cash Payment” means the Cash payment to the Holder of an Allowed Substantial Unsecured Claim or the Holder of an Allowed General Unsecured Claim who elects the Accelerated Cash Payment Option in the event an Accelerated Cash Payment Option is provided pursuant to the terms of the Plan.

(b) “Accelerated Cash Payment Option” means, subject to the conditions specified in this Plan, the option of a Holder of an Allowed Substantial Unsecured Claim or a Holder of an Allowed General Unsecured Claim to elect to receive an Accelerated Cash Payment in lieu of the distribution that otherwise would be made to such Holder pursuant to the terms of this Plan.

(c) “Administrative Expense Claim” means a Claim (other than a claim under the DIP Loan Facility) for payment of an administrative expense of a kind specified in section 503(b) or 1114(e)(2) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(1) of the Bankruptcy Code, including, but not limited to, the actual, necessary costs and expenses, incurred on or after the Filing Date, of preserving the Estates and operating the business of the Debtors, including wages, salaries or commissions for services rendered after the commencement of the Bankruptcy Cases, Professional Compensation, and all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code.

(d) “Affiliates” has the meaning given such term by section 101(2) of the Bankruptcy Code.

(e) “Allowed Claim” shall mean a Claim or any portion thereof that (i) has been allowed by a Final Order of the Bankruptcy Court; (ii) is listed in any of the Debtors’ respective Schedules and for which no contrary proof of claim has been filed, other than a Claim that is listed in any of the Debtors’ Schedules at zero or as disputed, contingent, or unliquidated; (iii) is evidenced by a proof of claim that has been timely filed with the Bankruptcy Court or the Claims Agent on or before the Bar Date or deemed to be timely filed pursuant to any Final Order of the Bankruptcy Court or under applicable law, and as to which (A) no objection to its allowance has been filed on or before the Claims Objection Deadline, or (B) any objection to its allowance has been settled or withdrawn, or has been overruled by a Final Order; or (iv) is allowed pursuant to the terms of this Plan (regardless of whether such claim has been listed by the Debtors in their Schedules and regardless of whether a proof of claim has been filed in respect thereof); provided, however, that Claims allowed solely for the purpose of voting to accept or reject this Plan pursuant to an order of the Bankruptcy Court shall not be considered Allowed Claims for the purposes of distribution under this Plan.

(f) “Amended By-Laws” means the amended by-laws (or, in the case of Bibb, the amended limited liability agreement) of the Reorganized Debtors prepared pursuant to Article 7.1 of this Plan, which shall be in substantially the forms contained in the Plan Supplement.

(g) “Amended Certificate of Incorporation” means the amended and restated articles or certificates of incorporation (or, in the case of Bibb, the amended certificate of formation) of the Reorganized Debtors prepared pursuant to Article 7.1 of this Plan, which shall be in substantially the forms contained in the Plan Supplement.

(h) “American National Bank” means American National Bank and Trust Company.

(i) “American National Bank Claim” means all Secured Claims arising under or pursuant to the American National Bank Credit Documents.

(j) “American National Bank Credit Documents” means that certain Promissory Note dated May 15, 2000, made by Dan River in favor of American National Bank and the American National Bank Deed of Trust, each as amended, supplemented or otherwise modified from time to time, and all documents executed in connection therewith.

(k) “American National Bank Deed of Trust” means that certain Deed of Trust dated May 15, 2000, by and among Dan River, American National Bank, and Patrick H. Musick and R. Lee Lancey, as trustees.

(l) “Asserted Amount” shall mean the total amount of a Claim asserted by a Holder against any Debtor.

(m) “Assets” means, collectively, all of the property, as defined by section 541 of the Bankruptcy Code of the Estates of the Debtors (including, without limitation, all of the assets, property, interests (including equity interests) and effects, real and personal, tangible and intangible, including all Avoidance Actions), wherever situated as such properties exist on the Effective Date or thereafter.

(n) “Assumed Contracts” shall have the meaning given such term in Article 5.1 of this Plan.

(o) “Avoidance Action” means any claim or cause of action of an Estate arising out of or maintainable pursuant to sections 502, 510, 541, 542, 543, 544, 545, 547, 548, 549, 550, 551, or 553 of the Bankruptcy Code or under any other similar applicable law, regardless of whether or not such action has been commenced prior to the Effective Date.

(p) “Ballot” means each of the ballot forms that are distributed with the Disclosure Statement to Holders of Claims included in Classes that are Impaired under this Plan and are entitled to vote under Article II of this Plan to accept or reject this Plan.

(q) “Bankruptcy Case” means, with respect to each Debtor, the chapter 11 case initiated by such Debtor’s filing on the Filing Date of a voluntary petition for relief in the Bankruptcy Court under chapter 11 of the Bankruptcy Code. The Bankruptcy Cases are being jointly administered in the Bankruptcy Court as Bankruptcy Case No. 04-10990-WHD pursuant to the Order Directing Joint Administration of Cases entered by the Bankruptcy Court on April 1, 2004.

(r) “Bankruptcy Code” means title 11 of the United States Code.

(s) “Bankruptcy Court” means the United States Bankruptcy Court for the Northern District of Georgia, Newnan Division or, in the event such court ceases to exercise jurisdiction over any Bankruptcy Case, such court or adjunct thereof that exercises jurisdiction over such Bankruptcy Case in lieu of the United States Bankruptcy Court for the Northern District of Georgia, Newnan Division.

(t) “Bankruptcy Rules” means, collectively, the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as applicable to the Bankruptcy Cases or proceedings therein, and the Local Rules of the Bankruptcy Court, as applied to the Bankruptcy Cases or proceedings therein, as the case may be.

(u) “Bibb” means The Bibb Company LLC, one of the Debtors.

(v) “Business Day” means any day on which commercial banks are required to be open for business in Atlanta, Georgia.

(w) “Cash” means legal tender of the United States of America and equivalents thereof.

(x) “Cash Payment Fund” means the fund that may be established pursuant to Article 6.12 of this Plan.

(y) “Causes of Action” means all Avoidance Actions and any and all of a Debtor’s or a Reorganized Debtor’s actions, causes of action, suits, accounts, agreements, promises, rights to payment and claims, whether known or unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, unsecured, and whether asserted or assertable directly or derivatively, in law, equity, or otherwise.

(z) “Certificate” means any instrument, including, without limitation, any note, bond, indenture, or other document evidencing or creating any indebtedness or obligation of the Debtors evidencing a Claim.

(aa) “Claim” means a claim against one of the Debtors (or all or some of them) whether or not asserted, as defined in section 101(5) of the Bankruptcy Code.

(bb) “Claims Agent” means Bankruptcy Management Corporation, 1330 E. Franklin Ave., El Segundo, California 90245.

(cc) “Claims Objection Deadline” means the later of the first Business Day which is (i) one hundred twenty (120) days after the Effective Date, (ii) sixty (60) days after a specific Proof of Claim was filed or (iii) such other time as may be ordered by the Bankruptcy Court, as such dates may be from time to time extended by the Bankruptcy Court without further notice to parties in interest.

(dd) “Classes” means a category of Claims or Interests described in Article III of this Plan.

(ee) “Commitment Amount” means the amount a Funding Source agrees to contribute to the Cash Payment Fund pursuant to Article 6.12 of this Plan.

(ff) “Committee” means the Official Committee of Unsecured Creditors appointed in the Debtors’ Bankruptcy Cases pursuant to section 1102(a) of the Bankruptcy Code.

(gg) “Confirmation Date” means the date on which the Bankruptcy Court enters the Confirmation Order.

(hh) “Confirmation Hearing” means the hearing before the Bankruptcy Court held to consider confirmation of this Plan and related matters under section 1128 of the Bankruptcy Code, as such hearing may be continued.

(ii) “Confirmation Order” means the order confirming this Plan pursuant to section 1129 of the Bankruptcy Code that the Bankruptcy Court enters, which shall be substantially in the form contained in the Plan Supplement and be in all material respects reasonably acceptable to the Debtors and the Committee.

(jj) “Creditor’s Share of New Common Stock” shall mean all shares of New Common Stock less the number of shares of New Common Stock, if any, that may be reserved for issuance pursuant to the Long Term Incentive Plan.

(kk) “Continuing Indemnification Rights” means those Indemnification Rights held by any Indemnitee who is a Released Party together with any Indemnification Rights held by any Indemnitee on account of events occurring on or after the Filing Date.

(ll) “Cure Amount” means the amount required to satisfy the Debtors’ obligations under section 365(b) of the Bankruptcy Code with respect to the Debtors’ assumption of any Executory Contract or Unexpired Lease which amount will be determined in accordance with the procedures set forth on Article 5.3 of this Plan.

(mm) “Dan River” means Dan River Inc., one of the Debtors.

(nn) “Dan River Factory Stores” means Dan River Factory Stores, Inc., one of the Debtors.

(oo) “Dan River International” means Dan River International Ltd., one of the Debtors.

(pp) “Debtor” or “Debtors” means, individually, Dan River, Bibb, Dan River International and Dan River Factory Stores and, collectively, all of Dan River, Bibb, Dan River International and Dan River Factory Stores, each of which is a Debtor in its Bankruptcy Case.

(qq) “Designated Notice” means notice and an opportunity for a hearing as defined in section 102(1) of the Bankruptcy Code, with notice limited to the Debtors, the United States Trustee, and other parties in interest who, after entry of the Confirmation Order, file a request for such notice with the Clerk of the Bankruptcy Court and serve a copy of same on counsel for the Debtors. Until and including thirty (30) days after the Confirmation Date, Designated Notice means notice pursuant to that certain Order Establishing Notice Procedures entered by the Bankruptcy Court on April 1, 2004 in the Bankruptcy Case.

(rr) “DIP Lenders” means the Secured Parties as defined by the DIP Loan Facility.

(ss) “DIP Loan Facility” means that certain post-petition debtor in possession credit agreement, as amended from time to time, provided to the Debtors pursuant to the terms of that certain Stipulation and Final Order (I) Authorizing (A) Secured Post-Petition Financing on a Super Priority Basis Pursuant to 11 U.S.C. § 364 entered by the Bankruptcy Court in the Bankruptcy Case on May 28, 2004.

(tt) “Disallowed Claim” means a Claim or any portion thereof that (i) has been disallowed by a Final Order, (ii) is listed in any of the Debtors’ respective Schedules at zero or as contingent, disputed, or unliquidated and as to which a proof of claim bar date has been established but no proof of claim has been timely filed or deemed timely filed with the Bankruptcy Court or the Claims Agent pursuant to the Bankruptcy Code or any Final Order of the Bankruptcy Court, or (iii) is not listed in any of the Debtors’ respective Schedules and as to which a proof of claim bar date has been established but no proof of claim has been timely filed or deemed timely filed with the Bankruptcy Court or the Claims Agent pursuant to the Bankruptcy Code or any Final Order of the Bankruptcy Court.

(uu) “Disclosure Statement” means the written disclosure statement that relates to this Plan, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017, as such disclosure statement may be amended, modified or supplemented from time to time.

(vv) “Disputed Claim” means, with reference to any Claim, a Claim or any portion thereof, that is the subject of an objection timely filed in the Bankruptcy Court and which objection has not been withdrawn, settled or overruled by a Final Order of the Bankruptcy Court.

(ww) “Distribution” means any distribution by the Debtors or Reorganized Debtors to a Holder of an Allowed Claim.

(xx) “Distribution Date” means (i) the Initial Distribution Date, and (ii) the first Business Day after the end of the months of March, June, September, and December, commencing with the first such date to occur more than ninety (90) days after the Initial Distribution Date and continuing until the Final Distribution Date; provided, however, that a Distribution Date (other than the Initial Distribution Date and Final Distribution Date) shall not occur if the aggregate value of the consideration to be distributed on account of all Allowed Claims on any Distribution Date is less than Fifty Thousand and 00/100 Dollars ($50,000.00), in which case the amount to be distributed shall be retained and added to the amount to be distributed on the next Distribution Date.

(yy) “District Court” means the United States District Court for the Northern District of Georgia, Newnan Division.

(zz) “Effective Date” means the date specified by the Debtors in a notice filed with the Bankruptcy Court as the date on which this Plan shall take effect, which date shall be not more than five (5) Business Days after the later of (i) the date on which the Confirmation Order becomes a Final Order and (ii) the date on which the conditions to the Effective Date provided for in this Plan have been satisfied or waived.

(aaa) “Engineered Products Division” means the division of the Debtors’ business that manufactures and sells specialty engineered yarns and woven fabrics for use in making high-pressure hoses and other industrial products.

(bbb) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

(ccc) “Estate” means, with regard to each Debtor, the estate that was created by the commencement by a Debtor of a Bankruptcy Case pursuant to section 541 of the Bankruptcy Code, and shall be deemed to include, without limitation, any and all rights, powers, and privileges of such Debtor and any and all interests in property, whether real, personal or mixed, rights, causes of action, avoidance powers or extensions of time that such Debtor or such estate shall have had as of the commencement of the Bankruptcy Case, or which such Estate acquired after the commencement of the Bankruptcy Case, whether by virtue of sections 541, 544, 545, 546, 547, 548, 549 or 550 of the Bankruptcy Code, or otherwise.

(ddd) “Estimated Aggregate Accelerated Cash Payment Amount” shall have the meaning given in Article 6.12 of this Plan.

(eee) “Estimated Allowed Claims Amount” shall mean the estimated amount of all Allowed Claims in Classes 4-6, which amount shall be provided in the Confirmation Order.

(fff) “Executory Contract or Unexpired Lease” means all executory contracts and unexpired leases to which any of the Debtors is a party.

(ggg) “Existing Securities” means, collectively, the Prepetition Notes, shares of stock of Dan River, regardless of class, that are authorized, issued and outstanding on the Effective Date immediately prior to this Plan taking effect, and all options, warrants and rights (whether fixed or contingent, matured or unmatured, disputed or undisputed) contractual, legal or otherwise to acquire any of the foregoing.

(hhh) “Exit Financing” means the secured financing to be provided by the Exit Financing Lenders, as described in more detail in Article 6.3 of this Plan.

(iii) “Exit Financing Lenders” means the lenders to be identified by the Debtors in the Plan Supplement that will provide the financing contemplated by the Exit Financing.

(jjj) “Filing Date” means March 31, 2004.

(kkk) “Final Distribution” means the Distribution by the Debtors or Reorganized Debtors that satisfies all Allowed Claims to the extent provided in accordance with this Plan.

(lll) “Final Distribution Date” means the Distribution Date on which the Final Distribution is made.

(mmm) “Final Order” means an order of the Bankruptcy Court, the District Court, or any other court as to which (i) any appeal that has been taken has been finally determined or dismissed, or (ii) the time for appeal has expired and no appeal has been filed timely. (In the case of an order of the Bankruptcy Court, the time for appeal, for purposes of this definition, shall be the time permitted for an appeal to the District Court.).

(nnn) “Funding Source” or “Funding Sources” shall mean, individually, a Holder of a Prepetition Notes Claim that has elected to contribute its Proportionate Share to the Cash Payment Fund pursuant to Article 6.12 of this Plan, and, collectively, shall mean all such Holders of Prepetition Notes Claims that have elected to contribute their respective Proportionate Share to the Cash Payment Fund pursuant to Article 6.12 of this Plan.

(ooo) “General Unsecured Claim” means any Unsecured Claim other than a Prepetition Notes Claim, a Substantial Unsecured Claim, an Unsecured Convenience Claim, a Workers’ Compensation Claim, an Intercompany Claim or a Subordinated Claim.

(ppp) “Holder” means a holder of a Claim or Interest, as applicable.

(qqq) “Impaired” shall have the meaning ascribed thereto in section 1124 of the Bankruptcy Code.

(rrr) “Indemnification Rights” means any obligations or rights of the Debtors to indemnify, reimburse, advance or contribute to the losses, liabilities or expenses of any Person pursuant to the Debtors’ certificates of incorporation, bylaws, or policy of providing employee indemnification, or other applicable law or specific agreement in respect of any claims, demands, suits, causes of action or proceedings against such Person based upon any act or omission related to such Person’s service with, for or on behalf of the Debtors.

(sss) “Indemnitee” means all present and former directors, officers, employees, agents or representatives of the Debtors who are entitled to assert Indemnification Rights.

(ttt) “Indenture Trustee” means HSBC Bank, USA, as trustee, or any successor trustee, under the Prepetition Notes Indenture.

(uuu) “Initial Distribution Date” means the Effective Date or as soon as reasonably practical thereafter; provided, however, that in no event shall the Initial Distribution Date be more than twenty (20) days after the Effective Date unless otherwise ordered by the Bankruptcy Court.

(vvv) “Initial Holder” means, (a) any Person who will initially hold shares of New Common Stock on the Effective Date, (b) any investment fund for which any Person thereof acts as manager and holds the New Common Stock, (c) any partnership or other entity for which any Person thereof acts directly or indirectly as a general partner, managing member or controlling stockholder and holds the New Common Stock, and (d) any Person otherwise affiliated with any of the foregoing individuals or entities.

(www) “Intercompany Claim” means a Claim by a Debtor against another Debtor.

(xxx) “Interests” means the equity interests in the Debtors, including, but not limited to, the Existing Securities and the common stock of Bibb, Dan River International, and Dan River Factory Stores and any options, warrants, puts, calls, subscriptions or other similar rights or other agreements, commitments, or outstanding securities obligating any of the Debtors to issue, transfer, purchase, redeem, or sell any shares of capital stock or other securities, any claims arising out of any appraisal or dissenter’s rights, any claims arising from rescission of a purchase, sale or other acquisition of any common stock or other equity security (or any right, claim, or interest in and to any common stock or equity security) of any of the Debtors, and any claims for damages or any other relief arising from any such purchase, sale, or other acquisition of such common stock or other equity security.

(yyy) “Investors” means those Holders of Prepetition Notes Claims who agree to enter into the Standby Commitment Letter and who shall be identified at the Confirmation Hearing.

(zzz) “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

(aaaa) “Long-Term Incentive Plan” means the incentive plan authorized by Article 7.6 of this Plan, which shall be in form and substance reasonably acceptable to the Committee, and which shall be in substantially the form contained in the Plan Supplement.

(bbbb) “New Common Stock” means the Ten Million (10,000,000) shares of common stock, par value $0.01 per share, of the Reorganized Dan River to be issued for distribution pursuant to this Plan as authorized by Article 7.3(a) of this Plan.

(cccc) “Non-Qualified Pension Plans” shall mean, collectively, the Dan River Inc. Supplemental Executive Retirement Plan, the Dan River Inc. Restricted Supplemental Executive Retirement Plan, and the Dan River Inc. Non-qualified 401(k) and Deferred Compensation Plan for Highly Compensated Employees and Directors.

(dddd) “Noteholders’ Share of New Common Stock” shall mean the number of shares of the Creditors’ Share of New Common Stock determined by (A) dividing the aggregate Allowed Amount of the Prepetition Notes Claims by the Estimated Allowed Claims Amount and (B) multiplying the resulting number by the number of shares of the Creditors’ Share of New Common Stock.

(eeee) “Other Secured Claim” means a Secured Claim other than a Prepetition Lender Claim and an American National Bank Claim.

(ffff) “Pending Contracts” means those Executory Contracts or Unexpired Leases that are identified on Schedule 5.1 as Executory Contracts or Unexpired Leases that will either be assumed or rejected within one hundred twenty (120) days after the Effective Date.

(gggg) “Periodic Cash Payments” means six (6) equal Cash payments to be made to a Holder of an Allowed General Unsecured Claim beginning on the Initial Distribution Date and continuing thereafter on the following five (5) Distribution Dates that occur in the months of July and January such that each individual payment will be in an amount that is equal to 5% of the amount of such Holder’s Allowed General Unsecured Claim and the total of all such payments to a Holder of an Allowed General Unsecured Claim, without interest, is equal to 30% of the amount of such Holder’s Allowed General Unsecured Claim.

(hhhh) “Person” means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, governmental unit (as defined in section 101(27) of the Bankruptcy Code) or other entity.

(iiii) “Plan” means this joint plan of reorganization as the same may hereafter be amended or modified.

(jjjj) “Plan Supplement” means the document containing the forms of documents specified in Article 13.2 of this Plan.

(kkkk) “Prepetition Agent” means Deutsche Bank Trust Company Americas, as agent, or any successor agent, under the Prepetition Credit Agreement.

(llll) “Prepetition Credit Agreement” means that certain Credit Agreement, dated as of April 15, 2003, by and between Dan River, the Prepetition Agent, and the lenders thereunder, as amended, supplemented or otherwise modified from time to time, and all documents executed in connection therewith.

(mmmm) “Prepetition Lender Claims” means all Secured Claims arising under or pursuant to the Prepetition Credit Agreement.

(nnnn) “Prepetition Lenders” means the Holders of the Prepetition Lender Claims.

(oooo) “Prepetition Notes Claims” means all Claims for principal and interest under or pursuant to the Prepetition Notes or the Prepetition Notes Indenture.

(pppp) “Prepetition Notes Indenture” means that certain indenture dated as of April 15, 2003, by and between Dan River and the Indenture Trustee, as such indenture may have been amended, supplemented, or otherwise modified from time to time, and all related agreements and documents.

(qqqq) “Prepetition Notes” means the 12 - 3/4 % Senior Notes due 2009 in the aggregate principal face amount of $157,000,000 issued by Dan River pursuant to the Prepetition Notes Indenture.

(rrrr) “Priority Claim” means a Claim entitled to priority under the provisions of section 507(a) of the Bankruptcy Code other than an Administrative Expense Claim or a Priority Tax Claim.

(ssss) “Priority Tax Claim” means a Claim against the Debtors that is of a kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

(tttt) “Professional Compensation” means (i) any amounts that the Bankruptcy Court allows pursuant to section 330 of the Bankruptcy Code as compensation earned, and reimbursement of expenses incurred, by professionals employed by the Debtors and the Committee and (ii) any amounts the Bankruptcy Court allows pursuant to sections 503(b)(3) and

(4) of the Bankruptcy Code in connection with the making of a substantial contribution to the Bankruptcy Cases.

(uuuu) “Proportionate Share” shall mean, with respect to an individual Funding Source, the percentage obtained by dividing the Allowed Amount the Prepetition Notes Claim of such Funding Source by the aggregate Allowed Amount of Prepetition Notes Claims set forth in Article 3.4(a) of this Plan.

(vvvv) “Qualified Pension Plans” shall mean, collectively, the following defined benefit plans: (i) the Dan River Inc. Hourly Retirement Plan, (ii) the Dan River Inc. Salary Retirement Plan, and (iii) The Bibb Company Pension Plan.

(wwww) “Record Date” means the date established in the Confirmation Order or any other Final Order of the Bankruptcy Court for determining the identity of holders of Allowed Claims entitled to Distributions under this Plan. If no Record Date is established in the Confirmation Order or any other order of the Bankruptcy Court, then the Record Date shall be the Confirmation Date.

(xxxx) “Record Holder” means the Holder of a Claim as of the Record Date.

(yyyy) “Registration Rights Agreement” means the agreement described in Article 7.4 of the Plan.

(zzzz) “Rejected Contracts” means those Executory Contracts or Unexpired Leases identified on Schedule 5.1 as Executory Contracts or Unexpired Leases to be rejected on the Effective Date.

(aaaaa) “Released Lenders” shall have the meaning given in Article 10.3(b) of this Plan.

(bbbbb) “Released Parties” means collectively (i) all officers, directors, employees, consultants, agents, financial advisors, attorneys and other representatives of the Debtors who served in such capacity on or subsequent to the Filing Date, in each case in their capacity as such; and (ii) the Committee, including its agents, financial advisors, and attorneys, in each case in their capacity as such, and all members of the Committee, including their agents, financial advisors, and attorneys, in each case in their capacity as such.

(ccccc) “Reorganized Dan River” means Dan River on and after the Effective Date.

(ddddd) “Reorganized Debtor” or “Reorganized Debtors” means, individually, any Debtor and, collectively, all of the Debtors, in each case on and after the Effective Date.

(eeeee) “Reserved Shares” shall mean the number of shares of the Creditors’ Share of New Common Stock determined by (A) dividing all Allowed Class 6 Claims (as estimated by the Debtors, which estimate shall be provided in the Confirmation Order) by the Estimated Allowed Claims Amount and (B) multiplying the resulting number by the number of shares of the Creditors’ Share of New Common Stock.

(fffff) “Retained Actions” means all claims, Causes of Action, rights of action, suits and proceedings, whether in law or in equity, whether known or unknown, which any Debtor or any Debtors’ Estate may hold against any Person, including, without limitation, (i) claims and Causes of Action brought prior to the Effective Date, (ii) claims and Causes of Action against any Persons for failure to pay for products or services provided or rendered by any of the Debtors, (iii) claims and Causes of Action relating to strict enforcement of any of the Debtors’ intellectual property rights, including patents, copyrights and trademarks, (iv) claims and Causes of Action seeking the recovery of any of the Debtors’ or the Reorganized Debtors’ accounts receivable or other receivables or rights to payment created or arising in the ordinary course of any of the Debtors’ or the Reorganized Debtors’ businesses, including, without limitation, claim overpayments and tax refunds, and (v) all Causes of Action that are Avoidance Actions.

(ggggg) “Schedule 5.1” means the schedule to be provided in accordance with Article 5.1 of this Plan, which shall contain a list of (i) all Rejected Contracts (ii) all Pending Contracts and (iii) the Cure Amount for any contract to be assumed under this Plan.

(hhhhh) “Schedules” means, with respect to any Debtor, the Schedules of Assets and Liabilities such Debtor filed in its Bankruptcy Case, as such Schedules may be amended from time to time in accordance with Bankruptcy Rule 1009.

(iiiii) “Secured Claim” means a claim (as defined in section 101(5) of the Bankruptcy Code) against any Debtor to the extent secured by a Lien on any property of any Debtor to the extent of the value of said property as provided in section 506(a) of the Bankruptcy Code.

(jjjjj) “Securities Act” means the Securities Act of 1933, as amended.

(kkkkk) “Securities and Exchange Commission” means the United States Securities and Exchange Commission.

(lllll) “Standby Commitment Fee” means the fee that will be payable to the Investors under the Standby Commitment Letter.

(mmmmm) “Standby Commitment Letter” means the commitment letter executed by the Investors prior to the Confirmation Hearing that governs the terms and conditions of their standby commitment to invest funds pursuant to Article 6.12 of this Plan. The Standby Commitment Letter shall be substantially in the form contained in the Plan Supplement.

(nnnnn) “Subordinated Claim” means any Unsecured Claim that is subordinated in priority to all other Allowed Unsecured Claims pursuant to the provisions of section 510 of the Bankruptcy Code or other applicable law, including, without limitation, Claims, if any, (a) arising from rescission of a purchase or sale of Existing Securities, (b) for damages resulting from the purchase or sale of Existing Securities, or (c) for reimbursement or contribution on account of such Claims.

(ooooo) “Substantial Unsecured Claim” shall mean any Unsecured Claim that (i) is not a Prepetition Notes Claim, an Intercompany Claim, or a Subordinated Claim and (ii) is

equal to or greater than Seventy-Five Thousand Dollars ($75,000.00) and shall include, without limitation, the claim filed by Suntrust Bank, as trustee for the pollution control bonds issued by the Debtors, which claim shall be treated as a single Substantial Unsecured Claim for the purposes of voting and distribution under this Plan.

(ppppp) “Substantial Creditors’ Share of New Common Stock” shall mean the number of shares of the Creditors’ Share of New Common Stock determined by (A) dividing all Allowed Class 5 Claims (as estimated by the Debtors, which estimate shall be provided in the Confirmation Order) by the Estimated Allowed Claims Amount and (B) multiplying the resulting number by the number of shares of the Creditors’ Share of New Common Stock.

(qqqqq) “Unimpaired” means, with respect to a Class of Claims or Interests, any Class that is not Impaired.

(rrrrr) “Unsecured Claim” means any Claim against any Debtor that is not a Secured Claim, a Priority Claim, a Priority Tax Claim, or an Administrative Expense Claim.

(sssss) “Unsecured Convenience Claim” means any Unsecured Claim in an amount that is equal to or less than Two Thousand Five Hundred Dollars ($2,500.00) other than a Prepetition Notes Claim, an Intercompany Claim, a Workers’ Compensation Claim or a Subordinated Claim.

(ttttt) “Workers’ Compensation Claim” means a claim by an employee of the Debtors arising from or related to their employment with the Debtors for which the Debtors are required by state statute to maintain workers’ compensation insurance coverage through a program of either third party insurance, self-insurance, or state-sponsored insurance.

1.2 Time. Whenever the time for the occurrence or happening of an event as set forth in this Plan falls on a day which is a Saturday, Sunday, or legal holiday under the laws of the United States of America or the State of Georgia, then the time for the next occurrence or happening of said event shall be extended to the next day following which is not a Saturday, Sunday, or legal holiday.

ARTICLE II

CLASSIFICATION OF CLAIMS AND INTERESTS; IMPAIRMENT

2.1 Summary. The categories of Claims and Interests set forth below classify all Claims against and Interests in the Debtors for all purposes of this Plan. A Claim or Interest shall be deemed classified in a particular Class only to the extent the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class. The treatment with respect to each Class of Claims and Interests provided for in this Article II shall be in full and complete satisfaction, release and discharge of such Claims and Interests.

For the purposes of classification, voting, and treatment under this Plan, Claims against Dan River, Bibb, Dan River International, and Dan River Factory Stores, respectively, are classified in a single class regardless of whether such Claims are assertable against one or more of

Dan River, Bibb, Dan River International, and Dan River Factory Stores. The Debtors do not believe that such classification or treatment adversely impacts upon the rights of any Holder of a Claim. The Debtors do not intend, by so classifying Claims, to effect a substantive consolidation of any of the Debtors or their respective Estates. Rather, the separate corporate existence of each of the Debtors is preserved under this Plan in accordance with Article 6.1 of this Plan.

For purposes of classification and treatment under this Plan, Interests with respect to Dan River, Bibb, Dan River International, and Dan River Factory Stores, respectively, are classified in four subclasses.

The classification of Claims under this Plan is as follows:

Class	Designation	Impairment	Entitled to Vote
1	Other Secured Claims	Unimpaired	No
2	Priority Claims	Unimpaired	No
3	American National Bank Claim	Impaired	Yes
4	Prepetition Notes Claims	Impaired	Yes
5	Substantial Unsecured Claims	Impaired	Yes
6	General Unsecured Claims	Impaired	Yes
7	Unsecured Convenience Claims	Impaired	Yes
8	Intercompany Claims	Unimpaired	No
9	Workers’ Compensation Claims	Unimpaired	No
10	Subordinated Claims	Impaired	No

The classification of Interests under this Plan are as follows:

11A	Dan River Interests	Impaired	No
11B	Bibb Interests	Unimpaired	No
11C	Dan River International Interests	Unimpaired	No
11D	Dan River Factory Stores Interests	Unimpaired	No

2.2 Deemed Acceptance of Plan. Classes 1, 2, 8, 9, 11B, 11C and 11D are Unimpaired under this Plan. Accordingly, pursuant to section 1126(f) of the Bankruptcy Code, Classes 1, 2, 8, 9, 11B, 11C and 11D are deemed to accept this Plan and are not entitled to vote to accept or reject this Plan.

2.3 Deemed Rejection of Plan. The Holders of Subordinated Claims in Class 10 and Dan River Interests in Class 11A will not receive or retain any property under this Plan and, thus, pursuant to section 1126(g) of the Bankruptcy Code, are deemed to reject this Plan, and, therefore, are not entitled to vote to accept or to reject this Plan.

2.4 Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code. The Debtors will request confirmation of this Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code with respect to any Class which rejects, or is deemed to have rejected, this Plan.

2.5 Prepetition Lender Claims. During the Bankruptcy Case, the Holders of Prepetition Lender Claims received in full and final satisfaction of their Claims in Cash equal to one hundred percent (100%) of their Claims and, as a result, Prepetition Lender Claims are not classified or otherwise provided for in this Plan and the Holders of Prepetition Lender Claims are not entitled to vote to accept or reject this Plan.

ARTICLE III

TREATMENT OF CLAIMS AND INTERESTS

3.1 Class 1 — Other Secured Claims.

(a) Classification: Class 1 consists of all Other Secured Claims.

(b) Treatment: The legal, equitable and contractual rights of the Holders of Class 1 Other Secured Claims are unaltered by this Plan. Unless the Holder of such Claim and the Debtors agree to a different treatment, each Holder of an Allowed Class 1 Other Secured Claim shall receive, in full and final satisfaction of such Allowed Class 1 Other Secured Claim, one of the following alternative treatments:

(1) the legal, equitable and contractual rights to which such Claim entitles the Holder thereof shall be reinstated and the Holder paid in accordance with such legal, equitable and contractual rights;

(2) the Debtors shall surrender all collateral securing such Claim to the Holder thereof, in full satisfaction of such Holder’s Allowed Class 1 Other Secured Claim, without representation or warranty by or recourse against the Debtors or Reorganized Debtors; or

(3) such Allowed Class 1 Other Secured Claim will be otherwise treated in a manner so that such Claim shall be rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code.

The proposed treatment of each Class 1 Other Secured Claim shall be selected by the Debtors, with the consent of the Committee, which consent shall not be unreasonably withheld, and shall be disclosed in the Plan Supplement. Any default with respect to any Class 1 Other Secured Claim that occurred prior to the Effective Date shall be deemed cured upon the Effective Date.

(c) Voting: Class 1 is an Unimpaired Class, and the Holders of Allowed Class 1 Other Secured Claims are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 1 are not entitled to vote to accept or reject this Plan.

3.2 Class 2 — Priority Claims.

(a) Classification: Class 2 consists of all Priority Claims.

(b) Treatment: The legal, equitable and contractual rights of the Holders of Class 2 Priority Claims are unaltered by this Plan. Unless the Holder of such Claim and the Debtors agree to a different treatment, each Holder of an Allowed Class 2 Priority Claim shall receive, in full and final satisfaction of such Allowed Class 2 Priority Claim, one of the following alternative treatments:

(1) to the extent then due and owing on the Effective Date, such Claim will be paid in full in Cash by the Debtors or the Reorganized Debtors on the Effective Date;

(2) to the extent not due and owing on the Effective Date, such Claim will be paid in full in Cash by the Debtors or the Reorganized Debtors when and as such Claim becomes due and owing in the ordinary course of business; or

(3) such Claim will be otherwise treated in a manner so that such Claims shall be rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code.

The proposed treatment of each Class 2 Priority Claim shall be selected by the Debtors, with the consent of the Committee, which consent shall not be unreasonably withheld, and shall be disclosed in the Plan Supplement.

(c) Voting: Class 2 is an Unimpaired Class, and the Holders of Class 2 Priority Claims are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 2 are not entitled to vote to accept or reject this Plan.

3.3 Class 3 — American National Bank Claim.

(a) Classification: Class 3 consists of the American National Bank Claim.

(b) Treatment: In full and final satisfaction of the Allowed American National Bank Claim, on the Effective Date, the Holder of such Allowed American National Bank Claim shall receive an amended, modified and restated promissory note that (i) shall continue to be secured by the Lien of the American National Bank Deed of Trust, (ii) shall provide for the payment by Dan River to the holder of such amended, modified and restated promissory note of one hundred fifty (150) equal monthly Cash payments commencing on the first Business Day of the calendar month immediately following the Effective Date and continuing on the first Business Day of each calendar month thereafter until the Allowed American National Bank claim is repaid in full, and (iii) provides for the level monthly amortization of the Allowed American National Bank Claim over such one hundred fifty (150) month period at a fixed interest rate of nine percent (9.0%) per annum.

(c) Voting: Class 3 is an Impaired Class, and pursuant to section 1126 of the Bankruptcy Code, each Holder of an Allowed American National Bank Claim is entitled to vote to accept or reject this Plan.

3.4 Class 4 — Prepetition Notes Claims.

(a) Classification: Class 4 consists of all Prepetition Notes Claims which shall be deemed Allowed Claims in the aggregate amount of $166,530,118.06.

(b) Treatment: Depending upon whether the Debtors receive a Standby Commitment Letter prior to the Confirmation Hearing for an amount that is at least equal to the Estimated Aggregate Accelerated Cash Payment Amount, one of the following treatments will apply to Class 4 Prepetition Notes Claims:

(1) In the event the Debtors are able to obtain prior to the Confirmation Hearing a Standby Commitment Letter in which the Investors agree to provide funds to the Cash Payment Fund in an amount that is at least equal to the Estimated Aggregate Accelerated Cash Payment Amount, each Holder of a Prepetition Notes Claim shall receive (A) its pro rata share of the Noteholders’ Share of New Common Stock, which shall be determined by (i) dividing the amount of such Holder’s Allowed Claim by the sum of the aggregate dollar value of all Allowed Claims in Class 4 and (ii) multiplying such resulting number by the number of shares in the Noteholders’ Share of New Common Stock, and (B) the right to participate as a Funding Source for the Cash Payment Fund pursuant to Article 6.12 of this Plan; or,

(2) In the event the Debtors are unable to obtain a Standby Commitment Letter prior to the Confirmation Hearing in which the Investors agree to provide funds to the Cash Payment Fund in an amount that is at least equal to the Estimated Aggregate Accelerated Cash Payment Amount, then on the Initial Distribution Date, each Holder of a Prepetition Notes Claim will receive its pro rata share of the Creditors’ Share of New Common Stock, which shall be determined by (A) dividing the Allowed Amount of such Holder’s Class 4 Claim by the Estimated Allowed Claims Amount, and (B) multiplying such resulting number by the number of shares in the Creditors’ Share of New Common Stock.

(c) Voting: Class 4 is an Impaired Class. Pursuant to section 1126 of the Bankruptcy Code, the Holders of Allowed Class 4 Claims are entitled to vote to accept or reject this Plan.

3.5 Class 5 — Substantial Unsecured Claims.

(a) Classification: Class 5 consists of all Substantial Unsecured Claims.

(b) Treatment: Depending upon whether the Debtors receive a Standby Commitment Letter prior to the Confirmation Hearing for an amount that is at least equal to the Estimated Aggregate Accelerated Cash Payment Amount, one of the following treatments will apply to Substantial Unsecured Claims:

(1) In the event the Debtors are able to obtain prior to the Confirmation Hearing a Standby Commitment Letter in which the Investors agree to provide funds to the Cash Payment Fund in an amount that is at least equal to the Estimated Aggregate Accelerated Cash Payment Amount, on either (i) the first Distribution Date after the applicable Claims Objection Deadline has occurred, if no objection to such Claim has been timely filed, or (ii) the first Distribution Date after the date on which any objection to such Substantial Unsecured Claim is settled, withdrawn or overruled pursuant to a Final Order of the Bankruptcy Court, each Holder of an Allowed Substantial Unsecured Claim shall receive, in full and final satisfaction of such Allowed Substantial Unsecured Claim, either (i) such Holder’s pro rata share of the Substantial Creditors’ Share of New Common Stock, or (ii) an Accelerated Cash Payment if such Holder chooses the Accelerated Cash Payment Option. Holders of Allowed Substantial Unsecured Claims electing to receive New Common Stock shall receive their pro rata share of the Substantial Creditors’ Share of New Common Stock, which shall be determined by (i) dividing the amount of such Holder’s Allowed Claim by the total amount of all Allowed Claims in Class 5 (as estimated by the Debtors, which estimate shall be contained in the Confirmation Order), and (ii) multiplying such resulting number by the number of shares in the Substantial Creditors’ Share of New Common Stock; or

(2) In the event the Debtors are unable to obtain prior to the Confirmation Hearing a Standby Commitment Letter in which the Investors agree to provide funds to the Cash Payment Fund in an amount that is at least equal to the Estimated Aggregate Accelerated Cash Payment Amount, a Holder of a Class 5 Substantial Unsecured Claim will receive a pro rata share of the Creditors’ Share of New Common Stock, which will be determined by (A) dividing the Allowed Amount of such Holder’s Class 5 Claim by the Estimated Allowed Claims Amount and (B) multiplying such resulting number by the number of shares in the Creditors’ Share of New Common Stock.

(c) Accelerated Cash Payment Option: Each Holder of an Allowed Substantial Unsecured Claim may elect on such Holder’s Ballot to receive a single Accelerated Cash Payment from the Cash Payment Fund equal to the lesser of (i) fifty percent (50%) of the implied value of the New Common Stock (determined as of the Effective Date) such Holder otherwise would have received under this Plan or (ii) the Holder’s pro rata share of the funds in the Cash Payment Fund which will be determined by (A) dividing the Allowed Amount of such Holder’s Class 5 Claim by the amount of all Allowed Claims in Classes 5-6 electing the Accelerated Cash Payment Option (as estimated by the Debtors, which estimate shall be contained in the Confirmation Order) and (B) multiplying such resulting number by the Estimated Aggregate Accelerated Cash Payment Amount. If a Holder of a Substantial Unsecured Claim fails to indicate on its Ballot whether it elects to receive an Accelerated Cash Payment or its pro rata share of the Creditors’ Share of New Common Stock, such Holder will be deemed to have elected to receive New Common Stock. If a Holder chooses the Accelerated Cash Payment Option, then the Accelerated Cash Payment made to such Holder shall apply to such Holder’s entire Allowed Substantial Unsecured Claim. Notwithstanding the foregoing, in the event the Debtors are unable to obtain prior to the Confirmation Hearing a Standby Commitment Letter in which the Investors agree to provide funds to the Cash Payment Fund in an amount that is at least equal to the Estimated Aggregate Accelerated Cash Payment Amount, then any election by a Holder of a Substantial Unsecured Claim to receive an Accelerated Cash Payment shall not be applicable, and such Holder’s Claim shall be treated in accordance with subparagraph (b)(2) of this Article.

(d) Voting: Class 5 is an Impaired Class and pursuant to section 1126 of the Bankruptcy Code each Holder of an Allowed Class 5 Substantial Unsecured Claim is entitled to vote to accept or reject this Plan.

3.6 Class 6 — General Unsecured Claims.

(a) Classification: Class 6 consists of all General Unsecured Claims.

(b) Treatment: Depending upon whether the Debtors receive a Standby Commitment Letter prior to the Confirmation Hearing in which the Investors agree to provide funds to the Cash Payment Fund in an amount that is at least equal to the Estimated Aggregate Accelerated Cash Payment Amount, one of the following treatments will apply to General Unsecured Claims:

(1) In the event the Debtors are able to obtain prior to the Confirmation Hearing a Standby Commitment Letter in which the Investors agree to provide funds to the Cash Payment Fund in an amount that is at least equal to the Estimated Aggregate Accelerated Cash Payment Amount, a Holder of an Allowed General Unsecured Claim will receive either (i) Periodic Cash Payments, or (ii) an Accelerated Cash Payment if such Holder chooses the Accelerated Cash Payment Option.

(2) In the event the Debtors are unable to obtain prior to the Confirmation Hearing a Standby Commitment Letter in which the Investors agree to provide funds to the Cash Payment Fund in an amount that is at least equal to the Estimated Aggregate Accelerated Cash Payment Amount, a Holder of a Class 6 General Unsecured Claim will receive a pro rata share of the Creditors’ Share of New Common Stock, which will be determined by (A) dividing the Allowed Amount of such Holder’s Class 6 Claim by the Estimated Allowed Claims Amount and (B) multiplying such resulting number by the number of shares in the Creditors’ Share of New Common Stock.

(c) Accelerated Cash Payment Option: Each Holder of an Allowed General Unsecured Claim may elect on such Holder’s Ballot to receive a single Accelerated Cash Payment from the Cash Payment Fund equal to the lesser of (i) fifty percent (50%) of the present value of all Periodic Cash Payments to which it is otherwise entitled under this Plan, which present value shall be 83.33% of all Periodic Cash Payments such Holder would have otherwise received or (ii) the Holder’s pro rata share of the funds in the Cash Payment Fund which will be determined by (A) dividing the Allowed Amount of such Holder’s Class 6 Claim by the amount of all Allowed Claims in Classes 5-6 electing the Accelerated Cash Payment Option (as estimated by the Debtors, which estimate shall be contained in the Confirmation Order) and (B) multiplying such resulting number by the Estimated Aggregate Accelerated Cash Payment Amount. If a Holder of a General Unsecured Claim fails to indicate on its Ballot whether it elects to receive Periodic Cash Payments or an Accelerated Cash Payment, such Holder will be deemed to have elected to receive Periodic Cash Payments. If a Holder elects to receive an Accelerated Cash Payment, then the Accelerated Cash Payment made to such Holder shall apply to such Holder’s entire Allowed General Unsecured Claim. Notwithstanding the foregoing, in the event the Debtors are unable to obtain prior to the Confirmation Hearing a Standby Commitment Letter in which the Investors agree to provide funds to the Cash Payment Fund in an amount that is at least equal to the Estimated Aggregate Accelerated Cash Payment Amount, then any election by a Holder of a Substantial Unsecured Claim to receive an Accelerated Cash Payment shall not be applicable, and such Holder’s Claim shall be treated in accordance with subparagraph (b)(2) of this Article.

(d) Voting: Class 6 is an Impaired Class and pursuant to section 1126 of the Bankruptcy Code each Holder of an Allowed Class 6 General Unsecured Claim is entitled to vote to accept or reject this Plan.

3.7 Class 7 — Unsecured Convenience Claims.

(a) Classification: Class 7 consists of all Unsecured Convenience Claims.

(b) Treatment: On either (i) the first Distribution Date after the applicable Claims Objection Deadline has occurred, if no objection to such Claim has been timely filed, or (ii) the first Distribution Date after the date on which any objection to such Unsecured Convenience Claim is settled, withdrawn or overruled pursuant to a Final Order of the Bankruptcy Court, each Holder of an Allowed Class 7 Unsecured Convenience Claim shall receive, in full and final satisfaction of such Holder’s Allowed Class 7 Unsecured Convenience Claim, a Cash payment in an amount equal to twenty-five percent (25%) of such Holder’s Allowed Class 7 Unsecured Convenience Claim.

(c) Voting: Class 7 is an Impaired Class. Pursuant to section 1126 of the Bankruptcy Code, each Holder of an Allowed Class 7 Unsecured Convenience Claim is entitled to vote to accept or reject this Plan.

3.8 Class 8 — Intercompany Claims.

(a) Classification: Class 8 consists of all Intercompany Claims.

(b) Treatment: On or after the Effective Date, all Intercompany Claims will, (i) at the option of Reorganized Dan River, subject to the consent of the Committee, which consent shall not be unreasonably withheld, (A) be preserved and reinstated, or (B) after setoff be contributed on a net basis to the capital of the obligor, or (ii) with the mutual consent of both the obligor and the obligee (subject also to the consent of the Committee, which consent shall not be unreasonably withheld), be released, waived and discharged on and as of the Effective Date.

(c) Voting: Class 8 is an Unimpaired Class. Holders of Class 8 Intercompany Claims are conclusively deemed to have accepted this Plan and, therefore, are not entitled to vote to accept or reject this Plan.

3.9 Class 9 — Workers’ Compensation Claims.

(a) Classification: Class 9 consists of all Workers’ Compensation Claims.

(b) Treatment: The Debtors will continue all of their workers’ compensation programs that were in effect on the Filing Date such that Workers’ Compensation Claims are unaltered by this Plan. Any Holder of a Workers’ Compensation Claim may proceed with such Claim before the appropriate state workers’ compensation board subject to the right of the Debtors to defend any such Claim. To the extent any such Claim is determined to be valid by the appropriate state workers’ compensation board, or other court having jurisdiction over such Claim, such Claim shall be paid from proceeds of the applicable insurance (or self-insurance) program that is maintained by the Debtors pursuant to their existing workers’ compensation programs.

(c) Voting: Class 9 is an Unimpaired Class, and the Holders of Class 9 Workers’ Compensation Claims are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 9 are not entitled to vote to accept or reject this Plan.

3.10 Class 10 — Subordinated Claims.

(a) Classification: Class 10 consists of all Subordinated Claims.

(b) Treatment: The Holders of Subordinated Claims will receive no distributions on account of their respective Claims and all rights with respect thereto will be cancelled and fully extinguished pursuant to, and on the Effective Date of, this Plan.

(c) Voting: Class 10 is an Impaired Class. Pursuant to section 1126(g) of the Bankruptcy Code, Holders of Class 10 Subordinated Claims are conclusively deemed to reject this Plan and are not entitled to vote to accept or reject this Plan.

3.11 Class 11 — Interests.

(a) Classification: Class 11A consists of all Interests in Dan River; Class 11B consists of all Interests in Bibb; Class 11C consists of all Interests in Dan River International; and Class 11D consists of all Interests in Dan River Factory Stores.

(b) Treatment: Reorganized Dan River shall retain its Interests in Bibb, Dan River International, and Dan River Factory Stores. The Holders of Class 11A Interests in Dan River will receive no distributions on account of such Interests and such Interests will be cancelled and fully extinguished pursuant to, and on the Effective Date of, this Plan.

(c) Voting: With respect to Dan River, Class 11A is an Impaired Class. Pursuant to section 1126(g) of the Bankruptcy Code. Holders of Class 11A Interests in Dan River are deemed to reject this Plan and are not entitled to vote to accept or reject this Plan. With respect to Bibb, Dan River International, and Dan River Factory Stores, Classes 11B, 11C and 11D are Unimpaired Classes, and the Holders of Class 11B, 11C and 11D Interests are

conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Interests in Classes 11B, 11C and 11D are not entitled to vote to accept or reject this Plan.

3.12 Special Provision Governing Unimpaired Claims. Except as otherwise provided in this Plan, nothing under this Plan is intended to or shall affect the Debtors’ or Reorganized Debtors’ rights and defenses in respect of any Claim that is Unimpaired under this Plan, including, but not limited to, all rights in respect of legal and equitable defenses to or setoffs or recoupment against such Unimpaired Claims.

ARTICLE IV

TREATMENT OF UNCLASSIFIED CLAIMS

4.1 Summary. Pursuant to section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims against the Debtors are not classified for purposes of voting on, or receiving Distributions under, this Plan. Similarly, Claims of the DIP Lenders under the DIP Loan Facility are not classified for purposes of voting on, or receiving Distributions under, this Plan. Holders of such Claims are not entitled to vote on this Plan. All such Claims are instead treated separately in accordance with this Article IV and in accordance with the requirements set forth in section 1129(a)(9)(A) of the Bankruptcy Code.

4.2 Administrative Expense Claims.

(a) Subject to the provisions of sections 328, 330(a) and 331 of the Bankruptcy Code, each Holder of an Allowed Administrative Expense Claim will be paid the full unpaid amount of such Allowed Administrative Expense Claim in Cash on the latest of (i) the Effective Date, (ii) as soon as practicable after the date on which such Claim becomes an Allowed Administrative Expense Claim, (iii) upon such other terms as may be agreed upon by such Holder and the Debtors or the Reorganized Debtors, or (iv) as otherwise ordered by the Bankruptcy Court; provided, however, that Allowed Administrative Expense Claims representing obligations incurred by the Debtors in the ordinary course of business, or otherwise assumed by the Debtors on the Effective Date pursuant to this Plan, including any tax obligations arising after the Filing Date, will be paid or performed by the Reorganized Debtors when due in accordance with the terms and conditions of the particular agreements or non-bankruptcy law governing such obligations.

(b) Except as otherwise provided in this Plan, any Person holding an Administrative Expense Claim, other than (i) an Administrative Expense Claim arising from the operation by the Debtors of their business in the ordinary course of business or (ii) the DIP Lenders for any Claim arising under the DIP Loan Facility, shall file a proof of such Administrative Expense Claim with the clerk of the Bankruptcy Court within thirty (30) days after the Reorganized Debtors provide notice by mail or by publication, in a form and manner approved by the Court, of the occurrence of the Effective Date. At the same time any Person files an Administrative Expense Claim, such Person shall also serve a copy of the Administrative Expense Claim upon counsel for the Reorganized Debtors. Any Person who fails to timely file and serve a proof of such Administrative Expense Claim shall be forever barred from seeking payment of such Administrative Expense Claim by the Debtors, the Estates, or the Reorganized Debtors.

(c) Any Person seeking an award by the Bankruptcy Court of Professional Compensation shall file a final application with the Bankruptcy Court for allowance of Professional Compensation for services rendered and reimbursement of expenses incurred through the Effective Date within sixty (60) days after the Effective Date or by such other deadline as may be fixed by the Bankruptcy Court. The provisions of this paragraph shall not apply to any professional providing services pursuant to and subject to the limits contained in the Order Authorizing Debtors to Retain and Compensate Professionals Used in the Ordinary Course of Business entered in the Bankruptcy Cases on or about April 1, 2004.

4.3 Priority Tax Claims. Each Holder of an Allowed Priority Tax Claim due and payable on or prior to the Effective Date either (a) will be paid the full unpaid amount of such Allowed Priority Tax Claim in Cash on the Effective Date, or upon such other terms as may be agreed upon by such Holder and the Debtors or the Reorganized Debtors, with the consent of the Committee, which consent shall not be unreasonably withheld, (b) will receive deferred Cash payments, over a period not exceeding six (6) years after the date of assessment of the tax on which such Priority Tax Claim is based, totaling the principal amount of such Priority Tax Claim plus simple interest on any outstanding balance from the Effective Date calculated at a fixed rate of 5% per annum from the Effective Date, or such lesser rate agreed to by a particular taxing authority, or (c) otherwise will be paid as provided for in an order of the Bankruptcy Court. The proposed treatment for each Holder of an Allowed Priority Tax Claim due and payable on the Effective Date shall be selected by the Debtors, with the consent of the Committee, which consent shall not be unreasonably withheld, and shall be disclosed in the Plan Supplement. The amount of any Priority Tax Claim that is not an Allowed Claim or that is not otherwise due and payable on or prior to the Effective Date, and the rights of the Holder of such Claim, if any, to payment in respect thereof shall (i) be determined in the manner in which the amount of such Claim and the rights of the Holder of such Claim would have been resolved or adjudicated if the Bankruptcy Cases had not been commenced, (ii) survive after the Effective Date as if the Bankruptcy Cases had not been commenced, and (iii) not be discharged pursuant to section 1141 of the Bankruptcy Code. In accordance with section 1124 of the Bankruptcy Code, this Plan leaves unaltered the legal, equitable, and contractual rights of each Holder of a Priority Tax Claim.

4.4 DIP Lender Claims. All amounts owed to the DIP Lenders under the DIP Loan Facility shall be paid in full and in Cash on and as a condition precedent to the occurrence of the Effective Date.

ARTICLE V

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

5.1 Assumption and Rejection of Executory Contracts and Unexpired Leases. On the Effective Date, all Executory Contracts or Unexpired Leases of any of the Debtors will be deemed assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, except those Executory Contracts or Unexpired Leases that (1) have been previously rejected by any Debtor pursuant to an order of the Bankruptcy Court, (2) are the subject of a motion to reject filed by any Debtor which is pending on the Effective Date, (3) are identified as being Rejected Contracts on Schedule 5.1 to this Plan, (4) are identified as being Pending Contracts on Schedule 5.1 to this Plan, or (5) are rejected pursuant to the terms of this Plan. An Executory Contract or Unexpired Lease that is deemed to be assumed pursuant to the foregoing sentence and the Confirmation Order shall be referred to as an “Assumed Contract.” The Debtors shall file Schedule 5.1 (the contents of which will be reasonably acceptable to the Committee) with the Bankruptcy Court and serve Schedule 5.1 on the non-debtor parties under the agreements listed thereon and on the Committee no later than twenty (20) days prior to the last date for filing objections to confirmation of this Plan, provided, however, that the Debtors, with the consent of the Committee, which consent shall not be unreasonably withheld, may amend Schedule 5.1 at any time prior to the Confirmation Hearing. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval, as of the Effective Date, of the assumption of the Assumed Contracts and the rejection of the Rejected Contracts pursuant to sections 365(a) and 1123 of the Bankruptcy Code; provided, however, if the non-debtor party to an Assumed Contract objects to the assumption of an Assumed Contract pursuant to the procedures set forth in Article 5.3 of this Plan, and such objection has not been resolved prior to the Effective Date, such Assumed Contract will be deemed to be assumed (if at all) only upon the resolution of such objection pursuant to Article 5.3 of this Plan. The Debtors shall have a period of one hundred twenty (120) days following the Effective Date to file a motion to assume or reject a Pending Contract. Any Pending Contract that has not been assumed or rejected by a Final Order of the Bankruptcy Court or that is not the subject of a motion to assume or reject that is filed before the end of the one hundred twenty (120) day period following the Effective Date shall be deemed rejected pursuant to the Confirmation Order effective as of the last day of such one hundred twenty (120) day period. During the period after the Effective Date and prior to the assumption or rejection of a Pending Contract, the applicable Debtor shall continue to perform under the terms of the Pending Contract, and the non-debtor party to such Pending Contract may not take any action to terminate such Pending Contract on account of any default occurring prior to the Effective Date. Each Executory Contract or Unexpired Lease that is assumed by any Debtor under this Plan and pursuant to the Confirmation Order or pursuant to any other Final Order entered by the Bankruptcy Court shall be deemed to be assigned to the Reorganized Debtors on the later of (i) the Effective Date or (ii) the date of assumption.

5.2 Claims Based on Rejection of Executory Contracts or Unexpired Leases. All proofs of claim with respect to Claims arising from the rejection pursuant to this Plan of the Rejected Contracts, if any, must be filed with the clerk of the Bankruptcy Court and served upon counsel for the Reorganized Debtors within thirty (30) days after the date of entry of the Confirmation Order. All proofs of claim with respect to Claims arising from the rejection of a Pending Contract, if any, must be filed with the clerk of the Bankruptcy Court and served upon counsel for the Reorganized Debtors within thirty (30) days after the effective date of such rejection. Any Claims arising from the rejection of Executory Contracts or Unexpired Leases that become Allowed Claims are classified and shall be treated as either a Class 5 Substantial Unsecured Claim or a Class 6 General Unsecured Claim depending on the Allowed Amount of such Claim. Each non-debtor party to an Executory Contract or Unexpired Lease that is identified on Schedule 5.1 as a Rejected Contract or a Pending Contract shall, at the time they are served with Schedule 5.1, also be provided with a proof of claim form accompanied by a form on which such person shall indicate whether it chooses the Accelerated Cash Payment Option with respect to any potential rejection damages claim in the event an Accelerated Cash Payment Option is provided pursuant to the terms of this Plan. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not filed within the time required by this section will be forever barred from assertion against the Debtors or the Reorganized Debtors, the Estate and property of the Debtors or Reorganized Debtors unless otherwise ordered by the Bankruptcy Court or provided in this Plan.

5.3 Cure of Defaults for Executory Contracts and Unexpired Leases. The Debtors shall include on Schedule 5.1 the Cure Amount for any Assumed Contract. Any party to an Assumed Contract shall have twenty (20) days after service of Schedule 5.1 to file with the Court and serve on counsel for the Debtors and the Committee an objection to the Cure Amount listed on Schedule 5.1, an objection to the adequacy of assurance of future performance by the Reorganized Debtors, or any other objection to the assumption of such Assumed Contract. Any such objection shall be resolved by the Bankruptcy Court at the Confirmation Hearing or at such other time as may be agreed to by the affected parties. If the Bankruptcy Court determines that the Cure Amount with respect to an Assumed Contract is greater than the amount listed by the Debtors on Schedule 5.1, the Debtors may elect to reject the Assumed Contract at issue, in which event, the non-debtor party to such contract shall be required to file a proof of claim for any damages resulting from such rejection within thirty (30) days after the effective date of such rejection. Prior to any such rejection, the Debtors shall provide the non-debtor party with a form to allow the non-debtor party to elect the Accelerated Cash Payment Option. For each Executory Contract or Unexpired Lease assumed by the Debtors and assigned to the Reorganized Debtors, the Reorganized Debtors will pay the Cure Amount as set forth on Schedule 5.1, or as determined by the Bankruptcy Court, on the Initial Distribution Date, or if the Cure Amount has not been determined on the Initial Distribution Date, within thirty (30) days after the Cure Amount has been determined by a Final Order of the Bankruptcy Court.

5.4 Indemnification Obligations. In satisfaction and compromise of the Indemnitees’ Indemnification Rights: (a) all Indemnification Rights shall be released and discharged on and as of the Effective Date except for the Continuing Indemnification Rights (which shall remain in full force and effect to the fullest extent allowed by law or contract on and after the Effective Date and shall not be modified, reduced, discharged, or otherwise affected in any way by the Bankruptcy Cases); (b) the Debtors or the Reorganized Debtors, as the case may be, covenant to maintain directors’ and officers’ insurance providing coverage for those Indemnitees currently covered by such policies for a period of one year after the Effective Date and to maintain tail coverage under policies in existence as of the Effective Date, to the fullest extent permitted by such provisions and, in any event, for not less than one year after the Effective Date, in each case insuring such parties in respect of any Claims, demands, suits, Causes of Action, or proceedings against such Persons based upon any act or omission related to such Person’s service with, for, or on behalf of the Debtors in at least the scope and amount as currently maintained by the Debtors (the “Insurance Coverage”); (c) the insurers who issue the Insurance Coverage are authorized to pay any professional fees and expenses incurred in connection with any action relating to any Indemnification Rights and Continuing Indemnification Rights; and (d) the Debtors or the Reorganized Debtors, as the case may be, hereby indemnify Indemnitees with Continuing Indemnification Rights and agree to pay for any deductible or retention amount that may be payable in connection with any claim covered under either the foregoing Insurance Coverage or any prior similar policy.

5.5 Employment Agreements and Other Benefits.

(a) Employment Agreements. Except as otherwise provided in this Plan, to the extent the Debtors had employment agreements with certain of their executives and key employees as of the Filing Date, the Debtors will disclose on Schedule 5.1 whether they intend to assume or reject such contracts. Notwithstanding anything to the contrary in this Plan, the Reorganized Debtors shall maintain all of their existing rights, including, but not limited to, any rights that they may have to amend, modify, or terminate, the employment agreements assumed pursuant to this Article, subject to the existing contractual rights, if any, of the directors, officers or employees affected thereby.

(b) Benefits Provided to Executives and Certain Key Employees. To the extent the Debtors maintained on the Filing Date any incentive plans for executives and certain key employees that provided for, among other things, the grant of stock options, restricted stock, stock appreciation rights or other performance-based awards, such incentive plans will be deemed to be rejected and terminated in their entirety as of the Filing Date and, with respect to eligible officers and employees, will be replaced by the Long Term Incentive Plan provided by section 7.6 of this Plan. The incentive plans that shall be terminated pursuant to this section include, without limitation, the Dan River Inc. Management Incentive Plan, the Dan River Inc. 2000 Long-Term Incentive Plan, the Dan River Inc. 1997 Stock Incentive Plan, the Dan River Inc. 1997 Stock Plan for Outside Directors, and the Dan River Inc. 2003 Long-Term Incentive Plan; provided, however, that the termination of the incentive plans pursuant to this section shall not impact any benefits to which any officer or key employee is entitled pursuant to any key employee retention plan that has previously been approved by the Bankruptcy Court, and any such key employee retention plan shall continue to be in full force and effect except as such key employee retention plan may be modified by the Long Term Incentive Plan provided by section 7.6 of this Plan.

(c) Non-Qualified Pension Plans. Except to the event provided otherwise in the Long Term Incentive Plan, on the occurrence of the Effective Date, the Non-Qualified Pension Plans shall be terminated, and any person entitled to benefits under a Non-Qualified Pension Plan shall have either a Class 5 Substantial Unsecured Claim or a Class 6 General Unsecured Claim depending on whether the Allowed Amount of such claim that results from the termination of the Non-Qualified Pension Plans is greater than Seventy Five Thousand Dollars ($75,000).

(d) Qualified Pension Plans. As of September 20, 2004, the accrual of benefits under the Qualified Pensions Plans was frozen such that an employee continued to be entitled to those benefits that had already accrued but was not allowed to accrue any additional benefits under the Qualified Pension Plans. Upon the occurrence of the Effective Date, the Reorganized Debtors intend to continue the Qualified Pensions Plans, as frozen, and shall meet the minimum funding standards under ERISA and the Internal Revenue Code, shall pay all Pension Benefit Guaranty Corporation insurance premiums, if applicable, and shall otherwise administer and operate the Qualified Pension Plans in accordance with their terms and ERISA in such manner as is necessary to maintain those benefits that had accrued prior to the date that accrual of benefits under the Qualified Pension Plans was frozen. Nothing in this Plan shall be deemed to release, discharge, or relieve the Debtors, Reorganized Debtors, any member of the Debtors’ controlled groups (as defined in 29 U.S.C. § 1301(a)(14)), or any other party, in any capacity, from any current or future liability with respect to the pension plans, and the Pension Benefit Guaranty Corporation and the pension plans shall not be enjoined or precluded from enforcing such liability as a result of this Plan’s provisions or consummation. Notwithstanding anything to the contrary in this Plan, the Reorganized Debtors shall maintain all of their existing rights, including, but not limited to, any rights that they may have to amend, modify, or terminate the Qualified Pension Plans.

(e) General Employment Benefits. Except as otherwise provided in this Plan, the Debtors shall maintain the employee benefit programs that were in place on the Filing Date including, without limitation, benefit programs providing (i) paid time off for vacation, illness and company holidays, (ii) vacation pay, (iii) qualified 401(k) obligations, (iv) severance payments, (v) flexible spending accounts, and (vi) insurance relating to medical, health, life, dental, prescription drugs, and long-term disability. Notwithstanding anything to the contrary in this Plan, the Reorganized Debtors shall maintain all of their existing rights, including, but not limited to, any rights that they may have to amend, modify, or terminate, the various benefit programs and plans that are maintained pursuant to this Article, subject to the existing contractual rights, if any, of the employees affected thereby.

(f) Collective Bargaining Agreements. On the Effective Date, the Debtors will assume that certain Collective Bargaining Agreement dated June 12, 2000 between Dan River and United Food and Commercial Workers’ Union Local 400 as such Collective Bargaining Agreement had been modified and amended prior to the Filing Date and was further modified and amended by that certain Memorandum of Agreement executed on July 19 and 20, 2004, that certain Memorandum of Understanding executed on July 19 and 20, 2004, that certain Memorandum of Understanding executed on July 23 and 27, 2004, and that certain Memorandum of Agreement executed on August 27 and 30, 2004. Notwithstanding anything to the contrary in this Plan, the Reorganized Debtors shall maintain all of their existing rights including, but not limited to, any rights that they may have to amend, modify, or terminate the Collective Bargaining Agreements.

(g) Retiree Medical Benefits. On and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtors shall continue to pay all retiree medical benefits of the Debtors (within the meaning of section 1114 of the Bankruptcy Code), if any, at the level established in accordance with section 1114 of the Bankruptcy Code, at any time prior to the Confirmation Date, for the duration of the period for which the Debtors had obligated themselves to provide such benefits. Notwithstanding anything to the contrary in this Plan, the Reorganized Debtors shall maintain all of their existing rights, including, but not limited to, any rights that they may have to amend, modify, or terminate retiree medical benefits, if any.

ARTICLE VI

MEANS FOR IMPLEMENTATION OF PLAN

6.1 Continued Corporate Existence. Each of the Debtors will continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation or limited liability company, as applicable, under applicable law in the jurisdiction in which each applicable Debtor is incorporated or otherwise formed and pursuant to its certificate or articles of incorporation and by-laws or other organizational documents in effect prior to the Effective Date, except to the extent such certificate or articles of incorporation and by-laws or other organizational documents are amended by this Plan, without prejudice to any right to terminate such existence (whether by merger or otherwise) under applicable law after the Effective Date.

6.2 Pooling of Claims. As set forth in Article 2.1, this Plan provides for the pooling of Claims asserted against any of the Debtors for purposes of voting and distributions under this Plan. For such limited purposes, on the Effective Date, (a) any obligation of any Debtor and all guaranties with respect to any Class of Claims or Interests executed by one or more of the other Debtors and any joint or several liability of any of the Debtors shall be treated as a single obligation, and any obligation of two or more Debtors, and all multiple Impaired Claims against Debtors on account of such joint obligations, shall be treated and Allowed only as a single Claim against the Debtors, and; (b) each Claim filed in the Bankruptcy Cases of any Debtor shall be deemed a Claim against and an obligation of each of the Debtors. Such pooling will not (other than for purposes related to this Plan) (a) affect the legal and corporate structures of the Debtors or Reorganized Debtors, (b) affect Intercompany Claims which shall be treated in accordance with Article 3.8 of this Plan, and (c) affect Interests held by Dan River in Bibb, Dan River Factory Stores, or Dan River International, which Interests shall be retained by Reorganized Dan River.

6.3 Exit Financing. On the Effective Date, the Reorganized Debtors shall obtain the Exit Financing from the Exit Financing Lenders. Term sheets relating to the Exit Financing shall be contained in the Plan Supplement. The operative documents relating to the Exit Financing shall be filed on or prior to the date of the Confirmation Hearing; provided, however, that the Debtors, subject to the consent of the Committee, which consent shall not be unreasonably withheld, may modify the operative documents relating to the Exit Financing prior to the Effective Date without further notice to any other party, so long as such documents as executed on the Effective Date are substantially in conformance with the term sheet contained in the Plan Supplement.

6.4 Sources of Cash for Distribution. All Cash necessary for the Reorganized Debtors to make payments required by this Plan shall be obtained from existing Cash balances, the operations of the Debtors or Reorganized Debtors, the Exit Financing, any proceeds from the Retained Actions, or the Cash Payment Fund.

6.5 Reinstatement of Interests of Dan River Affiliates. The Interests held by Dan River in the other debtors shall be reinstated in exchange for Dan River’s agreement to cause the Distribution of the New Common Stock and other consideration provided for under this Plan to holders of Allowed Claims in accordance with the terms of this Plan.

6.6 Cancellation of Existing Securities of Dan River and Agreements. On the Effective Date, except as otherwise specifically provided for herein, (a) the Existing Securities and any Certificates evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors, except for the Interests of Dan River in Bibb, Dan River Factory Stores, and Dan River International, will be deemed to be fully and finally cancelled, and (b) the obligations of, Claims against, and/or Interests in the Debtors under, relating, or pertaining to any agreements, indentures, certificates of designation, by-laws, or certificate or articles of incorporation or similar documents governing the Existing Securities and any other Certificate evidencing or creating any indebtedness or obligation of the Debtors, will be released and discharged; provided, however, that the Prepetition Notes Indenture and other agreements that govern the rights of the holders of the Prepetition Notes shall continue in effect solely for the purposes of allowing the Indenture Trustee, agent or servicer thereunder to make the distributions to be made on account of such Claims under this Plan. All reasonable compensation, fees, expenses, and disbursements incurred by the Indenture Trustee prior to the Effective Date in its capacity as trustee under the Prepetition Notes Indenture shall be paid in Cash on or as soon as practicable after the Effective Date by the Reorganized Debtors as an Administrative Expense Claim, without the need for application to, or approval of, any court; provided, however, that any dispute as to the reasonableness of such fees shall be determined by the Bankruptcy Court after notice and hearing. To the extent that the Indenture Trustee in its capacity as trustee under the Prepetition Notes Indenture provides services related to the Distributions pursuant to this Plan, the Indenture Trustee (i) will be paid by the Reorganized Debtors, without court approval, the reasonable compensation for such services and reimbursement of reasonable expenses incurred in connection therewith, with such payments to be made on terms agreed to between the Indenture Trustee and the Reorganized Debtors, and (ii) will be indemnified by the Reorganized Debtors for losses, liabilities or expenses of the Indenture Trustee in respect of any claims, demands, suits, causes of action or proceedings against the Indenture Trustee based upon any act or omission relating solely to the services provided by the Indenture Trustee pursuant to the Plan, except to the extent such losses, liabilities or expenses arise from the Indenture Trustee’s gross negligence, willful misconduct or fraud.

6.7 Corporate and Limited Liability Company Action. Each of the matters provided for under this Plan involving the corporate or limited liability company structure of any Debtor or Reorganized Debtor or any corporate or limited liability company action to be taken by or required of any Debtor or Reorganized Debtor, including without limitation the adoption of the Amended Certificate of Incorporation and Amended By-Laws of each of the Reorganized Debtors as provided for in Article 7.1 of this Plan, shall be deemed to have occurred and be effective as provided herein, and shall be authorized, approved and, to the extent taken prior to the Effective Date, ratified in all respects without any requirement of further action by stockholders, members, creditors, directors, or managers of any of the Debtors or the Reorganized Debtors.

6.8 Preservation of Causes of Action. In accordance with section 1123(b)(3) of the Bankruptcy Code the Reorganized Debtors will retain and may (but are not required to) enforce all Retained Actions. After the Effective Date, the Reorganized Debtors, in their sole and absolute discretion, shall have the right to bring, settle, release, compromise, or enforce such Retained Actions (or decline to do any of the foregoing), without further approval of the Bankruptcy Court. The Reorganized Debtors or any successors, in the exercise of their sole discretion, may pursue such Retained Actions so long as it is the best interests of the Reorganized

Debtors or any successors holding such rights of action. The failure of the Debtors to specifically list any claim, right of action, suit, proceeding or other Retained Action in this Plan or the Plan Supplement does not, and will not be deemed to, constitute a waiver or release by the Debtors or the Reorganized Debtors of such claim, right of action, suit, proceeding or other Retained Action, and the Reorganized Debtors will retain the right to pursue such claims, rights of action, suits, proceedings and other Retained Actions in their sole discretion and, therefore, no preclusion doctrine, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches will apply to such claim, right of action, suit, proceeding or other Retained Action upon or after the confirmation or consummation of this Plan.

6.9 Effectuating Documents; Further Transactions. Each of the Debtors and Reorganized Debtors, and their respective officers and designees, is authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan or to otherwise comply with applicable law.

6.10 Exemption From Certain Transfer Taxes and Recording Fees. Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or to any other Person or entity pursuant to this Plan, or any agreement regarding the transfer of title to or ownership of any of the Debtors’ real or personal property will not be subject to any document recording tax, stamp tax, conveyance fee, sales tax, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, or other similar tax or governmental assessment, and the Confirmation Order will direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

6.11 Further Authorization. The Reorganized Debtors shall be entitled to seek such orders, judgments, injunctions and rulings as they deem necessary to carry out the intentions and purposes, and to give full effect to the provisions, of this Plan.

6.12 Cash Payment Fund. The purpose of the Cash Payment Fund is to provide a mechanism for Holders of Claims in Classes 5 and 6 to opt to receive an Accelerated Cash Payment.

(a) Condition to Establishment of Cash Payment Fund. Prior to the Confirmation Hearing, the Debtors will estimate the total amount of Accelerated Cash Payments that the Debtors will be required to make under this Plan to Holders of Claims in Classes 5-6 who elect on their Ballots to receive an Accelerated Cash Payment. This estimated amount shall be contained in the Confirmation Order and shall be referred to as the “Estimated Aggregate Accelerated Cash Payment Amount.” In the event the Debtors do not receive a Standby Commitment Letter prior to the Confirmation Hearing from the Investors that obligates the Investors to provide funds at least equal to the Estimated Aggregate Accelerated Cash Payment Amount, then there will be no Accelerated Cash Payment Option for Holders of Claims in Classes 5 and 6.

(b) Source of Funds. In the event the Debtors receive a Standby Commitment Letter with committed funds at least equal to the Estimated Aggregate Accelerated Cash Payment Amount, the holders of Prepetition Notes Claims shall be entitled to participate as a Funding Source for the Cash Payment Fund. Each Holder of an Allowed Prepetition Notes Claim will be provided a space on its Ballot to indicate whether such Holder would like to participate as a Funding Source in the event the conditions for the creation of a Cash Payment Fund are satisfied. Any Holder of a Prepetition Notes Claim that elects on its Ballot to participate as a Funding Source shall, prior to the Effective Date, provide to the Debtors a written commitment in a form to be provided by the Debtors of the Commitment Amount that such Holder will agree to contribute to the Cash Payment Fund. Each Funding Source shall provide its Commitment Amount to the Cash Payment Fund by at least thirty (30) days prior to a Distribution Date, paying its Proportionate Share of the Accelerated Cash Payments that will be made on the next Distribution Date. In the event the aggregate Commitment Amounts provided by the Funding Sources are less than the Estimated Aggregate Accelerated Cash Payment Amount, the Debtors will use the funds committed pursuant to the Standby Commitment Letter to cover any deficiency. The procedures and terms of delivery of any funds under the Standby Commitment Letter will be set forth in the Standby Commitment Letter, provided, however, in no event shall such funds be provided to the Cash Payment Fund later than ten (10) days prior to a Distribution Date.

(c) Distribution of Stock to Funding Sources. For each Accelerated Cash Payment that is made to a Holder of an Allowed Class 5 Substantial Unsecured Claim that elects the Accelerated Cash Payment Option, each Funding Source and each of the Investors, as the case may be, shall receive its Proportionate Share of the New Common Stock that would have otherwise been distributed to the Holder of the Allowed Class 5 Substantial Unsecured Claim had such Holder not elected the Accelerated Cash Payment Option. For each Accelerated Cash Payment that is made to a Holder of an Allowed Class 6 General Unsecured Claim that elects the Accelerated Cash Payment Option, each Funding Source and each of the Investors, as the case may be, shall receive its Proportionate Share of the number of Reserved Shares that is determined by (i) dividing the amount of the Allowed Class 6 Claim for which an Accelerated Cash Payment was made by the total amount of all Allowed Claims in Class 6 (as estimated by the Debtors, which estimate shall be contained in the Confirmation Order), and (ii) multiplying such resulting number by the number of Reserved Shares. All amounts, if any, that remain undisbursed in the Cash Payment Fund after the Final Distribution Date shall be returned ratably to the Funding Sources and each of the Investors, as the case may be, based upon their respective contributions to the Cash Payment Fund.

ARTICLE VII

PROVISIONS REGARDING CORPORATE GOVERNANCE OF REORGANIZED DEBTORS

7.1 Amended Certificate of Incorporation and Amended By-Laws. The Amended Certificate of Incorporation and Amended By-Laws of each of the Reorganized Debtors shall be in form and substance reasonably acceptable to the Committee and shall be adopted as may be required in order to be consistent with the provisions of this Plan and the Bankruptcy Code. The Amended Certificate of Incorporation of Dan River shall, among other things (a) authorize the issuance of common stock pursuant to section 7.3(a) of this Plan, and (b) provide, pursuant to section 1123(a)(6) of the Bankruptcy Code, for (i) a provision prohibiting the issuance of non-voting equity securities and (ii) to the extent necessary, a provision setting forth an appropriate distribution of voting power among classes of equity securities possessing voting power, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of default in the payment of such dividends. The Amended Certificate of Incorporation and Amended By-Laws of the Debtors will be contained in the Plan Supplement.

7.2 Directors and Officers of Reorganized Debtors.

(a) Directors. The initial Board of Directors of Reorganized Dan River shall consist of seven (7) directors designated by the Committee, the identity of whom shall be disclosed prior to the Confirmation Hearing. The initial Boards of Directors for the Reorganized Debtors (or in the case of Bibb, the initial manager or managing member), other than Reorganized Dan River, shall consist of the number of Persons specified in the Plan Supplement, the identity of whom shall be designated by the Committee. To the extent any such Person is an Insider (as defined in section 101(31) of the Bankruptcy Code), the nature of any compensation for such Person will also be disclosed. Each of the Persons on the initial Boards of Directors (or, in the case of Bibb, the initial manager or managing member) of the respective Reorganized Debtors shall serve in accordance with the Amended Certificate of Incorporation and Amended By-Laws of the respective Reorganized Debtor, as the same may be amended from time to time.

(b) Officers. The initial officers of each of the Reorganized Debtors shall be disclosed in a schedule contained in the Plan Supplement. To the extent any such Person is an Insider (as defined in section 101(31) of the Bankruptcy Code), the nature of any compensation for such Person will also be disclosed. The initial officers shall serve in accordance with the Amended Certificate of Incorporation and Amended By-Laws of the applicable Reorganized Debtor, as the same may be amended from time to time.

7.3 Issuance of New Common Stock and Other Equity Interests.

(a) New Common Stock. The Amended Certificate of Incorporation for Reorganized Dan River will authorize the issuance of up to Twenty Million (20,000,000) shares of common stock, of which Ten Million (10,000,000) shares shall constitute the New Common Stock to be distributed pursuant to the terms of this Plan and of which Ten Million (10,000,000) shares may be issued in the future as the board of directors of Reorganized Dan River may deem appropriate. The issuance of New Common Stock and the Distributions thereof will be exempt from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code.

(b) Preferred Stock. The Amended Certificate of Incorporation for Reorganized Dan River will authorize the future issuance of up to Ten Million (10,000,000) shares of preferred stock upon terms to be designated from time to time by the board of directors of Reorganized Dan River following the Effective Date. No preferred stock shall be issued pursuant to this Plan.

(c) Warrants. The Amended Certificate of Incorporation for Reorganized Dan River will authorize the issuance of warrants for the purchase of New Common Stock for future issuance upon terms to be designated from time to time by the board of directors of Reorganized Dan River following the Effective Date. No Warrants shall be issued pursuant to this Plan except to the extent necessary in connection with the Exit Financing as may be described in the Plan Supplement.

7.4 Registration Rights Agreement. In the event the board of directors of Reorganized Dan River determines in its discretion to register the New Common Stock with the Securities and Exchange Commission, or if Reorganized Dan River is required under applicable securities laws to register the New Common Stock with the Securities and Exchange Commission, any Initial Holder receiving Distributions of New Common Stock issued on the Effective Date that is not entitled to an exemption from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code, or whose resale of the New Common Stock is otherwise restricted, shall be entitled to become a party to the Registration Rights Agreement, which provides that Reorganized Dan River will provide certain registration rights to such holders for the New Common Stock. The Registration Rights Agreement shall be in form and substance reasonably acceptable to the Committee and will be contained in the Plan Supplement.

7.5 Listing of New Common Stock. In the event the board of directors of Reorganized Dan River determines in its discretion to register the New Common Stock with the Securities and Exchange Commission, or if Reorganized Dan River is required under applicable securities laws to register the New Common Stock with the Securities and Exchange Commission, Reorganized Dan River shall use commercially reasonable efforts to list the New Common Stock on a national securities exchange or for quotation on a national automated interdealer quotation system within one year of the Effective Date unless the board of directors of Reorganized Dan River determines otherwise, with such efforts to commence as soon as reasonably practicable after the Effective Date. Reorganized Dan River shall have no liability if it is unable to list the New Common Stock as described above. Persons receiving distributions of New Common Stock, by accepting such distributions, shall have agreed to cooperate with Reorganized Dan Rivers’ reasonable requests to assist Reorganized Dan River in its efforts to list the New Common Stock on a securities exchange or quotation system.

7.6 Long-Term Incentive Plan. Reorganized Dan River shall implement the Long-Term Incentive Plan in order to promote the growth and general prosperity of Reorganized Dan River by offering incentives to key employees who are primarily responsible for the growth of Reorganized Dan River, and to attract and retain qualified employees and thereby benefit the shareholders of Reorganized Dan River based on the growth of Reorganized Dan River. The Long-Term Incentive Plan will be administered by the board of directors of Reorganized Dan River. A copy of the Long-Term Incentive Plan shall be contained in the Plan Supplement.

ARTICLE VIII

DISTRIBUTIONS

8.1 Disbursing Agent. Unless otherwise provided for herein, all Distributions under this Plan shall be made by the Reorganized Debtors or their agent. Notwithstanding the foregoing, all Distributions of New Common Stock to the Holders of Prepetition Notes Claims shall be made by the Reorganized Debtors to such Holders through the Indenture Trustee.

8.2 Distributions of Cash. Any Distribution of Cash made by the Reorganized Debtors pursuant this Plan shall, at the Reorganized Debtor’s option, be made by check drawn on a domestic bank or by wire transfer from a domestic bank.

8.3 No Interest on Claims or Interests. Unless otherwise specifically provided for in this Plan, the Confirmation Order, or a postpetition agreement in writing between the Debtors and a Holder, postpetition interest shall not accrue or be paid on Claims, and no Holder shall be entitled to interest accruing on or after the Filing Date on any Claim. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim in respect of the period from the Effective Date to the date a Final Distribution is made when and if such Disputed Claim becomes an Allowed Claim.

8.4 Delivery of Distributions. The Distribution to a Holder of an Allowed Claim shall be made by the Reorganized Debtors (a) at the address set forth on the proof of claim filed by such Holder, (b) at the address set forth in any written notices of address change delivered to the Debtors or Reorganized Debtors after the date of any related proof of claim, (c) at the addresses reflected in the Schedules if no proof of claim has been filed and the Debtors or Reorganized Debtors have not received a written notice of a change of address, (d) if the Holder’s address is not listed in the Schedules, at the last known address of such Holder according to the Debtor’s books and records, or (e) in the case of Prepetition Notes Claims, to the Indenture Trustee for ultimate distribution to the Record Holders of such Prepetition Notes Claims. If any Holder’s Distribution is returned as undeliverable, no further Distributions to such Holder shall be made unless and until the Reorganized Debtors are notified of such Holder’s then-current address, at which time all missed Distributions shall be made to such Holder without interest. Amounts in respect of undeliverable Distributions made in Cash shall be retained by the Reorganized Debtors until such Distributions are claimed. All Cash Distributions returned to the Reorganized Debtors and not claimed within six (6) months of return shall be irrevocably retained by the Reorganized Debtors notwithstanding any federal or state escheat laws to the contrary. All Distributions of New Common Stock returned to the Debtors and not claimed within one (1) year of return shall irrevocably revert to Reorganized Dan River. Upon such reversion, the claim of any Holder or their successors with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary.

8.5 Distributions to Holders as of the Record Date. All Distributions on Allowed Claims shall be made to the Record Holders of such Claims. As of the close of business on the Record Date, the Claims register maintained by the Claims Agent shall be closed, and there shall be no further changes in the Record Holder of any Claim. The Reorganized Debtors shall have no obligation to recognize any transfer of any Claim occurring after the Record Date. The

Reorganized Debtors shall instead be entitled to recognize and deal for all purposes under this Plan with the Record Holders as of the Record Date.

8.6 De Minimis Distributions. Neither the Reorganized Debtors nor the Indenture Trustee shall have an obligation to make a Distribution if the amount to be distributed to the specific Holder of the Allowed Claim has a value less than fifty dollars ($50.00).

8.7 Fractional Securities; Fractional Dollars. Any other provision of this Plan notwithstanding, payments of fractions of shares of New Common Stock will not be made and shall be deemed to be zero. Any other provision of this Plan notwithstanding, the Reorganized Debtors shall not be required to make Distributions or payments of fractions of dollars. Whenever any payment of a fraction of a dollar under this Plan would otherwise be called for, the actual payment shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars or less being rounded down.

8.8 Withholding Taxes. The Debtors or the Reorganized Debtors, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all Distributions under this Plan shall be subject to any such withholding and reporting requirements.

ARTICLE IX

PROCEDURES FOR TREATING AND RESOLVING DISPUTED CLAIMS

9.1 Objections to Claims. The Reorganized Debtors shall be entitled to object to Claims, provided, however, that the Debtors and Reorganized Debtors shall not be entitled object to Claims (i) that have been Allowed by a Final Order entered by the Bankruptcy Court prior to the Effective Date or (ii) that are Allowed by the express terms of this Plan. Any objections to Claims must be filed by the Claims Objection Deadline.

9.2 No Distributions Pending Allowance. Except as otherwise provided herein, no Distributions will be made with respect to any portion of a Claim unless and until (i) the Claims Objection Deadline has passed and no objection to such Claim has been filed, or (ii) any objection to such Claim has been settled, withdrawn or overruled pursuant to a Final Order of the Bankruptcy Court.

9.3 Estimation of Claims. The Debtors or the Reorganized Debtors, as the case may be, may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502 of the Bankruptcy Code regardless of whether the Debtors or the Reorganized Debtors have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors (and after the Effective Date, the Reorganized Debtors) may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and are not necessarily exclusive of one another.

9.4 Resolution of Claims Objections. On and after the Effective Date, the Reorganized Debtors shall have the authority to compromise, settle, otherwise resolve, or withdraw any objections to Claims without approval of the Bankruptcy Court.

9.5 Distributions After Allowance. As soon as practicable after (i) the occurrence of the applicable Claims Objection Deadline, if no objection to such Claim has been timely filed, or (ii) the Disputed Claim becomes an Allowed Claim, the Reorganized Debtors, with respect to all Distributions other than to Holders of Unsecured Claims, will distribute to the Holder thereof all Distributions to which such Holder is then entitled under this Plan. With respect to Unsecured Claims, on the first Distribution Date after (i) the occurrence of the applicable Claims Objection Deadline, if no objection to such Claim has been timely filed, or (ii) the Disputed Claim becomes an Allowed Claim, the Holder of an Allowed Unsecured Claim shall receive the Distribution to which such Holder is then entitled plus any Distribution such Holder would have received on a prior Distribution Date had such Holder’s Claim been Allowed on such prior Distribution Date; provided, however, if the date such Unsecured Claim becomes entitled to a Distribution is less than twenty (20) Business Days prior to the next Distribution Date, the Distribution with respect to such Claim will be made on the first Distribution Date that occurs more than twenty (20) Business Days after the Claim becomes entitled to a Distribution. In the event that the New Common Stock or other Property being held in the Distribution Reserve with respect to a Claim is greater than the Distribution that is made to a Holder once the Claim becomes entitled to a Distribution, the excess remaining New Common Stock or other Property in the Distribution Reserve will revert to and be irrevocably retained by Reorganized Dan River. All Distributions made under this Article of this Plan will be made together with any dividends, payments, or other Distributions made on account of, as well as any obligations arising from, the distributed property as if such Claim had been an Allowed Claim on the dates Distributions were previously made to Allowed Holders included in the applicable Class.

9.6 Distributions On Insured Claims. If any Holder (other than a Holder of a Workers’ Compensation Claim, which Claim shall be treated in accordance with Article 3.9 of this Plan, or an Indemnitee, whose Indemnification Rights or Continuing Indemnification Rights, as the case may be, shall be treated in accordance with Article 5.4 of this Plan) has asserted a Claim that is covered as to liability, in whole or in part, by an insurance policy that is assumed or otherwise remains in effect pursuant to the terms of this Plan, such Holder will have an Allowed Claim entitled to a distribution under this Plan only to the extent of any deductible or self-insured retention under the applicable insurance policy that was unpaid or otherwise unexhausted as of the Filing Date. Notwithstanding the foregoing, the Holder shall be entitled to pursue recovery of any amount in excess of such unpaid deductible or self-insured retention from the applicable insurance carrier, and, in connection therewith, notwithstanding the discharge of the balance of such Claim provided pursuant to this Plan, such Holder may continue to pursue the balance of such Claim against the Debtors solely for the purposes of liquidating such Claim and obtaining payment of the balance of such liquidated Claim from any otherwise applicable policy of insurance. Except as otherwise provided in the applicable insurance policy, the applicable insurance carrier may, at its expense, employ counsel, direct the defense, and determine whether and on what terms to settle any Claim for the purposes of determining the amount of insurance proceeds that will be paid on account of such Claim. If after liquidation of a Claim pursuant to this Article, it is determined that there are insufficient insurance proceeds available to satisfy the amount of such Claim that is in excess of any unpaid deductible or self-insured retention, then the Holder of such Claim shall have an Allowed Claim in the amount of such insufficiency.

ARTICLE X

EFFECT OF PLAN ON CLAIMS AND INTERESTS

10.1 Revesting of Assets. Except as otherwise explicitly provided in this Plan, on the Effective Date, all property comprising the Estates (including Retained Actions, but excluding property that has been abandoned pursuant to an order of the Bankruptcy Court) shall revest in each of the Debtors that owned such property or interest in property as of the Filing Date, free and clear of all Claims, Liens, charges, encumbrances, rights and Interests of creditors and equity security holders, except as specifically provided in this Plan. As of the Effective Date, the Reorganized Debtors may operate their businesses and use, acquire, and dispose of property and settle and compromise Claims or Interests without supervision of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by this Plan or the Confirmation Order.

10.2 Discharge of the Debtors. Pursuant to section 1141(d) of the Bankruptcy Code, except as otherwise specifically provided in this Plan or in the Confirmation Order, the Distributions and rights that are provided in this Plan shall be in complete satisfaction, discharge, and release of all Claims, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in the Debtors, the Reorganized Debtors or their Estates that arose prior to the Effective Date.

10.3 Release by Debtors of Certain Parties.

(a) Released Parties. Except as otherwise specifically provided in this Plan, pursuant to section 1123(b)(3) of the Bankruptcy Code, as of the Effective Date, each Debtor, in its individual capacity and as a debtor in possession for and on behalf of its Estate, shall release and discharge and be deemed to have conclusively, absolutely, unconditionally, irrevocably and forever released and discharged all Released Parties for and from any and all claims or Causes of Action existing as of the Effective Date in any manner arising from, based on or relating to, in whole or in part, the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in this Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims or Interests prior to or in the Bankruptcy Cases, or any act, omission, occurrence, or event in any manner related to any such Claims, Interests, restructuring or the Bankruptcy Cases. The Reorganized Debtors, the Committee, and other potential representatives of the Estates shall be bound, to the same extent the Debtors are bound, by all of the releases set forth above.

(b) DIP Lenders. Pursuant to section 1123(b)(3) of the Bankruptcy Code, as of the Effective Date of this Plan, each of the Debtors and each other Credit Party (as defined by the

DIP Loan Facility), in their individual capacities and as debtors in possession for and on behalf of their respective Estates, shall release and discharge and be deemed to have conclusively, absolutely, unconditionally, irrevocably and forever released and discharged each and every DIP Lender and each and every Prepetition Lender, and each of their respective present or former members, partners, officers, directors, employees, advisors, attorneys, representatives, financial advisors, investment bankers or agents and any of their respective successors and assigns (collectively, the “Released Lenders”) for and from any and all claims, obligations, liabilities, losses, expenses or causes of action of any kind or nature whatsoever existing as of the Effective Date of this Plan and howsoever arising, including but not limited to in any manner arising from, based on or relating to, in whole or in part, the Prepetition Credit Agreement, the DIP Loan Facility or any other Credit Document (as defined by the DIP Loan Facility), the Debtors or any other Credit Party, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in this Plan, the business or contractual arrangements between any Debtor or other Credit Party and any Released Lender, or any act or omission related to the Bankruptcy Cases or this Plan. The Reorganized Debtors shall be bound, to the same extent the Debtors and any other Credit Party are bound, by all of the releases set forth herein.

10.4 Release by Holders of Claims and Interests. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS PLAN, ON THE EFFECTIVE DATE, (a) EACH PERSON THAT VOTES TO ACCEPT THIS PLAN OR IS PRESUMED TO HAVE VOTED FOR THIS PLAN PURSUANT TO SECTION 1126(f) OF THE BANKRUPTCY CODE; AND (b) TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW, AS SUCH LAW MAY BE EXTENDED OR INTERPRETED SUBSEQUENT TO THE EFFECTIVE DATE, EACH ENTITY (OTHER THAN A DEBTOR), THAT HAS HELD, HOLDS OR MAY HOLD A CLAIM OR INTEREST (EACH, A “RELEASE OBLIGOR”), IN CONSIDERATION FOR THE OBLIGATIONS OF THE DEBTORS AND THE REORGANIZED DEBTORS UNDER THIS PLAN AND THE CASH, NEW COMMON STOCK, AND OTHER CONTRACTS, INSTRUMENTS, RELEASES, AGREEMENTS OR DOCUMENTS TO BE DELIVERED IN CONNECTION WITH THIS PLAN, SHALL HAVE CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND FOREVER, RELEASED AND DISCHARGED EACH RELEASED PARTY FROM ANY CLAIM OR CAUSE OF ACTION EXISTING AS OF THE EFFECTIVE DATE ARISING FROM, BASED ON OR RELATING TO, IN WHOLE OR IN PART, THE SUBJECT MATTER OF, OR THE TRANSACTION OR EVENT GIVING RISE TO, THE CLAIM OF SUCH RELEASE OBLIGOR, AND ANY ACT, OMISSION, OCCURRENCE OR EVENT IN ANY MANNER RELATED TO SUCH SUBJECT MATTER, TRANSACTION OR OBLIGATION; PROVIDED, HOWEVER, THAT THIS ARTICLE 10.4 SHALL NOT RELEASE ANY RELEASED PARTY FROM ANY CAUSE OF ACTION HELD BY A GOVERNMENTAL ENTITY EXISTING AS OF THE EFFECTIVE DATE, BASED ON (i) THE INTERNAL REVENUE CODE OR OTHER DOMESTIC STATE, CITY OR MUNICIPAL TAX CODE, (ii) THE ENVIRONMENTAL LAWS OF THE UNITED STATES OR ANY DOMESTIC STATE, CITY OR MUNICIPALITY, (iii) ANY CRIMINAL LAWS OF THE UNITED STATES OR ANY DOMESTIC STATE, CITY OR MUNICIPALITY, (iv) THE

EXCHANGE ACT, THE SECURITIES ACT, OR OTHER SECURITIES LAWS OF THE UNITED STATES OR ANY DOMESTIC STATE, CITY, OR MUNICIPALITY, OR (v) SECTIONS 1104-1109 AND 1342(d) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED.

10.5 Setoffs. The Debtors may, but shall not be required to, set off against any Claim, and the payments or other Distributions to be made pursuant to this Plan in respect of such Claim, claims of any nature whatsoever that the Debtors may have against such Holder; but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such claim that the Debtors or the Reorganized Debtors may have against such Holder.

10.6 Exculpation and Limitation of Liability. The Debtors, the Reorganized Debtors, the Committee, the members of the Committee in their capacities as such, the Indenture Trustee, in its capacity as such, and the Released Lenders, and any of such parties’ respective current and/or post-Filing Date and pre-Effective Date members, officers, directors, employees, advisors, attorneys, representatives, financial advisors, investment bankers, or agents and any of such parties’ successors and assigns, shall not have or incur, and are hereby released from, any claim, obligation, cause of action, or liability to one another or to any Holder of any Claim or Interest, or any other party-in-interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or Affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of the Bankruptcy Cases, the negotiation and filing of this Plan, the filing of the Bankruptcy Cases, the pursuit of confirmation of this Plan, the consummation of this Plan, or the administration of this Plan or the property to be distributed under this Plan, except for their willful misconduct or gross negligence, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under this Plan. No Holder of any Claim or Interest, or other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys, or Affiliates, and no successors or assigns of the foregoing, shall have any right of action against the parties listed in this provision for any act or omission in connection with, relating to, or arising out of the Bankruptcy Cases, the pursuit of confirmation of this Plan, the consummation of this Plan, the administration of this Plan or the property to be distributed under this Plan.

10.7 Injunction. The satisfaction, release, and discharge pursuant to this Article X shall act as a permanent injunction against any Person commencing or continuing any action, employment of process, or act to collect, offset, or recover any Claim or Cause of Action satisfied, released, or discharged under this Plan to the fullest extent authorized or provided by the Bankruptcy Code, including, without limitation, to the extent provided for or authorized by sections 524 and 1141 thereof.

10.8 Effect of Confirmation.

(a) Binding Effect. On the Confirmation Date, the provisions of this Plan shall be binding on the Debtors, the Estates, all Holders of Claims against or Interests in the Debtors, and all other parties-in-interest whether or not such Holders are Impaired and whether or not such Holders have accepted this Plan.

(b) Effect of Confirmation on Automatic Stay. Except as provided otherwise in this Plan, from and after the Effective Date, the automatic stay of section 362(a) of the Bankruptcy Code shall terminate.

(c) Filing of Reports. The Reorganized Debtors shall file all reports and pay all fees required by the Bankruptcy Code, Bankruptcy Rules, U.S. Trustee guidelines, and the rules and orders of the Bankruptcy Court.

(d) Post-Effective Date Retention of Professionals. Upon the Effective Date, any requirement that professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date will terminate, and the Reorganized Debtors will employ and pay professionals in the ordinary course of business.

ARTICLE XI

CONDITIONS PRECEDENT

11.1 Conditions to Confirmation. The following are conditions precedent to confirmation of this Plan that may be satisfied or waived in accordance with Article 11.3 of this Plan:

(a) The Bankruptcy Court shall have approved the Disclosure Statement with respect to this Plan in form and substance that is acceptable to the Debtors, in their sole and absolute discretion, and to the Committee, in its reasonable discretion.

(b) The Confirmation Order shall have been signed by the Bankruptcy Court and entered on the docket of the Bankruptcy Cases.

11.2 Conditions to the Effective Date. The following are conditions precedent to the occurrence of the Effective Date, each of which may be satisfied or waived in accordance with Article 11.3 of this Plan:

(a) The Confirmation Order shall not have been vacated or modified.

(b) All documents and agreements to be executed on the Effective Date or otherwise necessary to implement this Plan (including documents relating to the Exit Financing) shall be in form and substance that is acceptable to the Debtors and the Committee, in their reasonable discretion;

(c) The Debtors pursuant to one or more Final Orders pursuant to section 363 of the Bankruptcy Code shall have consummated the sale of the Engineered Products Division.

(d) The Exit Financing shall have been closed and funded, subject to its terms; and

(e) The Debtors shall have received any authorization, consent, regulatory approval, ruling, letter, opinion, or document that may be necessary to implement this Plan and that is required by law, regulation, or order.

11.3 Waiver of Conditions to Confirmation or Consummation. The conditions set forth in Article 11.1 and Article 11.2 of this Plan may be waived, in whole or in part, by the Debtors (with the consent of the Committee, which consent shall not be unreasonably withheld) without any notice to any other parties in interest or the Bankruptcy Court and without a hearing. The failure to satisfy or waive any condition to the Confirmation Date or the Effective Date may be asserted by the Debtors in their sole discretion (with the consent of the Committee, which consent shall not be unreasonably withheld) regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtors). The failure of the Debtors to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

11.4 Non-Waivable Conditions to the Effective Date. The payment in full in Cash of all amounts owed to the DIP Lenders under the DIP Loan Facility and the inclusion in the Plan of the provisions set forth in Articles 10.3(b) and 10.6 shall be conditions precedent to the occurrence of the Effective Date that may not be waived in whole or in part by the Debtors without the written consent of the DIP Lenders or an order of the Bankruptcy Court after notice and hearing.

ARTICLE XII

RETENTION AND SCOPE OF JURISDICTION OF THE BANKRUPTCY COURT

12.1 Retention of Jurisdiction. Subsequent to the Effective Date, the Bankruptcy Court shall have or retain jurisdiction for the following purposes:

(a) To adjudicate objections concerning the allowance, priority or classification of Claims and any subordination thereof, and to establish a date or dates by which objections to Claims must be filed to the extent not established herein;

(b) To liquidate the amount of any disputed, contingent or unliquidated claim, to estimate the amount of any disputed, contingent or unliquidated claim, to establish the amount of any reserve required to be withheld from any distribution under this Plan on account of any disputed, contingent or unliquidated claim.

(c) To resolve all matters related to the rejection, and assumption and/or assignment of any Executory Contract or Unexpired Lease of the Debtors;

(d) To hear and rule upon all Retained Actions, Avoidance Actions and other Causes of Action commenced and/or pursued by the Debtors and/or the Reorganized Debtors;

(e) To hear and rule upon all applications for Professional Compensation;

(f) To remedy any defect or omission or reconcile any inconsistency in this Plan, as may be necessary to carry out the intent and purpose of this Plan;

(g) To construe or interpret any provisions in this Plan and to issue such orders as may be necessary for the implementation, execution and consummation of this Plan, to the extent authorized by the Bankruptcy Code;

(h) To adjudicate controversies arising out of the administration of the Estates or the implementation of this Plan;

(i) To make such determinations and enter such orders as may be necessary to effectuate all the terms and conditions of this Plan, including the Distribution of funds from the Estates and the payment of claims;

(j) To determine any suit or proceeding brought by the Debtors and/or the Reorganized Debtors to recover property under any provisions of the Bankruptcy Code;

(k) To hear and determine any tax disputes concerning the Debtors and to determine and declare any tax effects under this Plan;

(l) To determine such other matters as may be provided for in this Plan or the Confirmation Order or as may be authorized by or under the provisions of the Bankruptcy Code;

(m) To determine any controversies, actions or disputes that may arise under the provisions of this Plan, or the rights, duties or obligations of any Person under the provisions of this Plan; and

(n) To enter a final decree.

12.2 Alternative Jurisdiction. In the event that the Bankruptcy Court is found to lack jurisdiction to resolve any matter, then the District Court shall hear and determine such matter. If the District Court does not have jurisdiction, then the matter may be brought before any court having jurisdiction with regard thereto.

12.3 Final Decree. The Bankruptcy Court may, upon application of the Reorganized Debtors after Designated Notice, at any time on or after one hundred twenty (120) days after the Initial Distribution Date, enter a final decree in these cases, notwithstanding the fact that additional funds may eventually be distributed to parties in interest. In such event, the Bankruptcy Court may enter an Order closing these cases pursuant to section 350 of the Bankruptcy Code, provided, however, that: (a) the Reorganized Debtors shall continue to have the rights, powers, and duties set forth in this Plan; (b) any provision of this Plan requiring the absence of an objection shall no longer be required, except as otherwise ordered by the Bankruptcy Court; and (c) the Bankruptcy Court may from time to time reopen the Bankruptcy Cases if appropriate for any of the following purposes: (1) administering Assets; (2) entertaining any adversary proceedings, contested matters or applications the Debtors have brought or bring with regard to the liquidation of Assets and the prosecution of Causes of Action; (3) enforcing or interpreting this Plan or supervising its implementation; or (4) for other cause.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

13.1 Modification of the Plan. The Debtors may modify this Plan pursuant to section 1127 of the Bankruptcy Code and as herein provided, to the extent applicable law permits; provided, however, where this Plan requires a document to be reasonably acceptable to the

Committee, or acceptable to the Committee in its reasonable discretion, the Debtors may not modify such document unless such modified document is also, as applicable, in form and substance reasonably acceptable to the Committee, or acceptable to the Committee in its reasonable discretion. Subject to the limitations contained herein, the Debtors may modify this Plan in accordance with this paragraph, before or after confirmation, without notice or hearing, or after such notice and hearing as the Bankruptcy Court deems appropriate, if the Bankruptcy Court finds that the modification does not materially and adversely affect the rights of any parties in interest which have not had notice and an opportunity to be heard with regard thereto. In the event of any modification on or before confirmation, any votes to accept or reject this Plan shall be deemed to be votes to accept or reject this Plan as modified, unless the Bankruptcy Court finds that the modification materially and adversely affects the rights of parties in interest which have cast said votes. The Debtors reserve the right in accordance with section 1127 of the Bankruptcy Code to modify this Plan at any time before the Confirmation Date.

13.2 Plan Supplement. The Plan Supplement that will be in form and substance reasonably acceptable to the Committee and that will contain the Amended By-Laws, Amended Certificates of Incorporation, Long-Term Incentive Plan, Standby Commitment Letter, Confirmation Order, Registration Rights Agreement, schedules of the officers, managers and managing members of the Reorganized Debtors, and elections by the Debtors made pursuant to Articles 3.1(b), 3.2(b) and 4.3 of this Plan shall be filed with the Bankruptcy Court no later than five (5) Business Days prior to the deadline set forth in the Disclosure Statement for creditors to vote whether to accept or reject this Plan. Notwithstanding the foregoing, the Debtors may amend the Plan Supplement, and any attachments thereto, through and including the Confirmation Date with the consent of the Committee (which consent shall not be unreasonably withheld).

13.3 Allocation of Plan Distributions Between Principal and Interest. To the extent that any Allowed Claim entitled to a Distribution under this Plan is composed of indebtedness and accrued but unpaid interest thereon, such distribution shall, to the extent permitted by applicable law, be allocated for United States federal income tax purposes to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of the Claim representing accrued but unpaid interest.

13.4 Creditors’ Committee. On the Effective Date, the Committee shall dissolve automatically, whereupon its members, professionals, and agents shall be released from any further duties and responsibilities in the Bankruptcy Cases and under the Bankruptcy Code, except for the limited purposes of filing, defending, and/or objecting to applications for Professional Compensation in accordance with Article 4.2(c) of this Plan.

13.5 Applicable Law. Except to the extent that the Bankruptcy Code or the Bankruptcy Rules are applicable, the rights and obligations arising under this Plan shall be governed by the laws of the State of Georgia.

13.6 Preparation of Estates’ Returns and Resolution of Tax Claims. The Debtors or Reorganized Debtors shall file all tax returns and other filings with governmental authorities and may file determination requests under section 505(b) of the Bankruptcy Code to resolve any Disputed Claim relating to taxes with a governmental authority.

13.7 Headings. The headings of the Articles and the sections of this Plan have been used for convenience only and shall not limit or otherwise affect the meaning thereof.

13.8 Revocation of Plan. The Debtors (subject to the consent of the Committee, which consent shall not be unreasonably withheld) reserve the right, unilaterally and unconditionally, to revoke and/or withdraw this Plan at any time prior to entry of the Confirmation Order, and upon such revocation and/or withdrawal this Plan shall be deemed null and void and of no force and effect.

13.9 Confirmation of Plans for Separate Debtors. In the event the Debtors are unable to confirm this Plan with respect to all Debtors, the Debtors reserve the right, unilaterally and unconditionally, to proceed with this Plan with respect to any Debtor for which the confirmation requirements of the Bankruptcy Code are met.

13.10 No Admissions; Objection to Claims. Nothing in this Plan shall be deemed to constitute an admission that any individual, corporation, partnership, trust, venture, governmental unit, or any other form of legal entity as being the Holder of a Claim is the Holder of an Allowed Claim, except as expressly provided in this Plan. The failure of the Debtors to object to or examine any Claim for purposes of voting shall not be deemed a waiver of the Debtors’ rights to object to or reexamine such Claim in whole or in part.

13.11 No Bar to Suits. Except as otherwise provided in Article X of this Plan, neither this Plan nor confirmation hereof shall operate to bar or estop the Debtors or Reorganized Debtors from commencing any Cause of Action, or any other legal action against any Holder of a Claim or any individual, corporation, partnership, trust, venture, governmental unit, or any other form of legal entity, whether such Cause of Action, or any other legal action arose prior to or after the Confirmation Date and whether or not the existence of such Cause of Action, or any other legal action was disclosed in any disclosure statement filed by the Debtors in connection with this Plan or whether or not any payment was made or is made on account of any Claim.

13.12 Exhibits/Schedules. All exhibits and schedules to this Plan, including the Plan Supplement, and all attachments thereto, are incorporated into and are a part of this Plan as if set forth in full herein.

13.13 Conflicts. In the event that provisions of the Disclosure Statement and provisions of this Plan conflict, the terms of this Plan shall govern.

Dated this 29th day of November, 2004.

Respectfully submitted,

DAN RIVER INC., on behalf of itself and the other Debtors identified herein

By:	/s/ Barry F. Shea
Name:	Barry F. Shea
Title:	Executive VP & CFO

KING & SPALDING LLP

/s/ James A. Pardo, Jr.
James A. Pardo, Jr.
Georgia Bar No. 561206
Sarah Robinson Borders
Georgia Bar No. 610649
Felton E. Parrish
Georgia Bar No. 564910
191 Peachtree Street
Atlanta, Georgia 30303-1763
(404) 572-4600
Fax: (404) 572-5149

ATTORNEYS FOR THE DEBTORS AND DEBTORS-IN-POSSESSION